     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2000.

                                                      REGISTRATION NO. 333-35508
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                  AMENDMENT 3
                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          RX TECHNOLOGY HOLDINGS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                         ------------------------------

                NEVADA                                   7310                                 82-0498177
      (STATE OR JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NO.)                  IDENTIFICATION NO.)

                            ------------------------

                              2264 SEVENTH STREET
                          MANDEVILLE, LOUISIANA 70471
                                 (504) 727-9412
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                                 DONALD REX GAY
                            CHIEF EXECUTIVE OFFICER
                              2264 SEVENTH STREET
                          MANDEVILLE, LOUISIANA 70471
                                 (504) 727-9412
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                              GREGORY BARTKO, ESQ.
                      Law Offices of Gregory Bartko, P.C.
                           3475 Lenox Road, Suite 400
                             Atlanta, Georgia 30326
                                 (404) 238-0550

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED MAXIMUM (1)
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE     PROPOSED OFFERING    AGGREGATE OFFERING        AMOUNT OF
            TO BE REGISTERED                 REGISTERED       PRICE PER SHARE            PRICE           REGISTRATION FEE
Common Stock, $.001 Par Value Per Share
 Underlying Common Stock Warrants.......      501,493              $6.00              $3,008,958             $837.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED JULY 27, 2000

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                         501,493 SHARES OF COMMON STOCK
                        UNDERLYING 501,493 COMMON STOCK
                               PURCHASE WARRANTS
                          RX TECHNOLOGY HOLDINGS, INC.

                            ------------------------

    We are registering:

    - 501,493 common stock purchase warrants that we intend to distribute as soon as practicable after the date of the prospectus, to stockholders of record as of May 1, 2000; and

    - 501,493 shares of common stock, par value $.001 per share, issuable upon the exercise of the common stock purchase warrants, at $6.00 per share.

    The distribution and registration of these securities is for the purpose of providing our existing shareholders with an opportunity to increase their ownership of our common stock. One common stock purchase warrant will be distributed to our stockholders for every 18 shares of common stock they own. Our board of directors decided that our shareholders of record at May 1, 2000 should be given an opportunity to purchase additional shares of common stock now that our common stock is quoted in the Pink Sheets. Each common stock purchase warrant you hold entitles you to purchase one share of our common stock, at any time up until December 31, 2001. Whether a current prospectus is in effect or not, we can call and redeem the common stock purchase warrants for $.01 per warrant, on 30 days notice, at any time after the date of this prospectus. Our chief executive officer, Mr. Gay, will receive 274,056 of the total common stock purchase warrants subject to this prospectus. Mr. Gay has made no decision on exercising the warrants he will receive.


    Currently, only a limited public market exists for our common stock. You are not assured that any public market will continue in the future. Our common stock is quoted in the Pink Sheets maintained by the National Quotations Bureau, Inc. under the symbol "RXTX". The bid price quotation in the Pink Sheets for our common stock as of July 26, 2000 was $2.50 per share. We arbitrarily determined the exercise and redemption prices of the common stock purchase warrants, which bear no relationship to our assets, shareholders' equity or any other objective criteria of value.


    We are in the business of designing, building, installing, assembling, servicing, operating and maintaining digital imaging photo systems. Our systems capture digital images and display them on video monitors to prospective purchasers desiring to purchase photographic copies of the images. See "Business."

    SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                 THE DATE OF THIS PROSPECTUS IS JULY 27, 2000.

--------------------------------------------------------------------------------

    You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer or a solicitation of an offer by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any distribution of the common stock purchase warrants. We are required, however, to update this prospectus to include all material information necessary for the holders of the common stock purchase warrants to make an informed investment decision.

------------------------------------------

                            ------------------------

                               TABLE OF CONTENTS


SUMMARY.....................................................      1

RISK FACTORS................................................      4

FORWARD-LOOKING STATEMENTS..................................      8

USE OF PROCEEDS.............................................      9

DIVIDEND POLICY.............................................      9

CAPITALIZATION..............................................      9

DILUTION....................................................     10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION.................................................     11

BUSINESS....................................................     13

MANAGEMENT..................................................     22

PRINCIPAL SHAREHOLDERS......................................     27

DESCRIPTION OF SECURITIES...................................     28

SHARES ELIGIBLE FOR FUTURE SALE.............................     28

PLAN OF DISTRIBUTION........................................     31

EXPERTS.....................................................     32

LEGAL MATTERS...............................................     33

ADDITIONAL INFORMATION......................................     33

FINANCIAL STATEMENTS........................................    F-1


                            ------------------------

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. INVESTORS SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS WHICH ARE A PART OF THIS PROSPECTUS.

OUR COMPANY

    We were originally incorporated in Nevada on December 22, 1993 as RXT, Inc. By amendment to the articles of incorporation dated December 20, 1994, we changed our corporate name to RX Technology Inc. On February 16, 2000, we entered into an agreement and plan of reorganization with Valley Excavation and Trucking, Inc. that provided that all of our outstanding shares of common stock on that date would be exchanged for shares of common stock issued by Valley. After the date of this agreement, Valley changed its name to RX Technology Holdings, Inc., and RX Technology, Inc. became our wholly-owned subsidiary. References to our company throughout this prospectus include RX Technology Holdings, Inc., formerly known as Valley Excavation and Trucking, Inc., and our wholly-owned subsidiary, RX Technology, Inc.

OUR BUSINESS

    We are in the business of designing, building, installing, assembling, servicing, operating and maintaining digital imaging photo systems. Our systems capture digital images at theme parks and display them on video monitors to prospective purchasers desiring to purchase photographic copies of the images. We assemble selected key components for the integration of our photo systems. We have acquired extensive knowledge and technical know-how to deploy our technology and photo systems in targeted markets and selected applications. Our photo systems, and those operated by RX Technology Europe Limited, are widely used in the theme park, thrill ride and attraction industry in the United States, Europe, Asia and Latin America. As of June 30, 2000, we provided products and services at 62 operating sites. 49 of these sites are serviced as retail operations located at 19 theme park locations within the United States and 3 theme parks in Argentina, Mexico and Canada. We also had as of June 30, 2000, 13 wholesale operations at which we provide supplies and services to third parties operating those sites.

    The technology used in our photo systems represents 15 years of research and development primarily conducted in Europe. Our software application gives us, among other benefits, the flexibility to position our photo systems equipment in locations that capture photographs at the point of maximum expression and excitement. We capture that precise moment, digitize the pictures, store them electronically, display them and instantly print them, in approximately 30 to 60 seconds, only at the time a sale is made.

OUR TECHNOLOGY AND ALLIANCES

    By agreement with Mr. Gay, our chief executive officer, European-based engineers formed a company in April 1994 that is now one of our stockholders, RX Technology Europe Limited. RX Technology Europe Limited has territorial marketing rights within Europe and Africa. Through essentially what is based upon a personal relationship between Mr. Gay and Dr. Marvell, RX Technology Europe Limited provides us with research and development services and provides us with specific hardware and software equipment. Both companies benefit from any new software and hardware developments. We rely heavily on RX Technology Europe Limited for equipment and software. Although there are alternate sources for our equipment and software, we believe other sources are less desirable. The loss of our current relationship with RX Technology Europe Limited could have a material adverse effect on us and our operations.

    We have formed alliances with major corporations such as Polaroid and Kodak, which increases our exposure in the digital photo systems market. Our alliance with Polaroid allows us to operate, maintain and market imaging systems in a theme park where Polaroid has an exclusive right to photographic revenues. Our alliance with Kodak includes making equipment loans and development services available to us and RX Technology Europe Limited as well as favorable prices on Kodak supplies.

OUR PRINCIPAL OFFICES

    Our principal executive offices are located at 2264 Seventh Street, Mandeville, Louisiana 70471. Our telephone and facsimile numbers at that location are 504-727-9412 and 504-727-9815, respectively. Our website is located at www.rxtechnology.com.

                                  THE OFFERING

Securities Offered...................  501,493 shares of our common stock, $.001 par value, underlying 501,493 common stock purchase warrants. See
                                       "Description of Securities."

Offering Prices......................  $6.00 per share underlying the common stock purchase warrants.

Plan of Distribution.................  The shares of common stock will be offered and sold without any discounts or other commissions, to holders of the common stock purchase warrants, when they exercise them. See "Plan of Distribution."

Use of Proceeds......................  We could potentially receive gross proceeds of as much as
                                       $3,008,958 from the sale of the 501,493 shares of common
                                       stock issuable upon exercise of the common stock purchase
                                       warrants, if all warrants are exercised. Any proceeds will be used generally to provide additional working capital, but have not been specifically allocated, inasmuch as there is no assurance any of the common stock purchase warrants will be exercised.

Transfer Agent.......................  Interwest Transfer Company, Inc., 1981 East 4800 South,
                                       Suite 100, Salt Lake City, Utah 84117, (801) 272-9294

Securities Outstanding...............  We are authorized to issue up to 50,000,000 shares of common stock and presently have 9,026,870 shares of common stock
                                       issued and outstanding as of July 14, 2000. We have reserved from our authorized capital 501,493 shares of common stock for issuance upon exercise of the common stock purchase
                                       warrants. We are also authorized to issue up to 1,000,000
                                       shares of preferred stock in one or more series with such
                                       rights and preferences as the board of directors may
                                       designate. Our board of directors has not designated any
                                       series of preferred stock.

Common Stock Purchase Warrants.......  Each common stock purchase warrant you hold entitles you to purchase one share of common stock at any time up until
                                       December 31, 2001, provided this prospectus is still current or has been updated. The exercise price is $6.00 per share and is subject to adjustment if we declare a share dividend or otherwise subdivide the number of outstanding shares of common stock we have into a greater or lesser number of
                                       shares outstanding. Each of the common stock purchase
                                       warrants is callable and can be redeemed by us for $.01 per warrant on 30 days notice at any time after the date of this prospectus. See "Description of Securities--Warrants."

Risk Factors.........................  An investment in our securities is highly speculative. You will suffer substantial dilution in the book value per share of the common stock compared to the purchase price. If
                                       substantial funds are not received from exercise of the
                                       common stock purchase warrants, of which there is no
                                       assurance, we may require additional funding for which we
                                       have no commitments. No person should invest who cannot
                                       afford to risk loss of the entire investment. See "Risk
                                       Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following table summarizes certain financial data for RX Technology, Inc. for the periods ended December 31, 1998, 1999 and March 31, 1999 and for
RX Technology Holdings, Inc. for the period ended March 31, 2000. This information is qualified by reference to, and should be read together with, the historical financial data for the years ended December 31, 1998 and 1999 and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The historical financial data as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 are derived and should be read in conjunction with our unaudited financial statements included elsewhere in this prospectus. The data presented below should also be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and accompanying notes appearing elsewhere in this prospectus.

                                                     FISCAL YEAR ENDED          THREE MONTHS ENDED
                                                ---------------------------         MARCH 31,
                                                DECEMBER 31,   DECEMBER 31,   ----------------------
                                                    1998           1999         1999         2000
                                                ------------   ------------   ---------   ----------
Statement of Operations Data:
  Revenue.....................................   $4,332,411     $6,028,397    $ 260,399   $  295,655
  Cost of revenue.............................    2,182,860      3,049,454      124,524      135,427
  Operating cost and expenses.................    1,976,473      3,207,170      484,076      988,379
                                                 ----------     ----------    ---------   ----------
  Income (loss) from operations...............      173,078       (228,227)    (348,201)    (828,151)
  Interest expense............................     (143,098)      (595,119)    (106,537)    (162,921)
  Interest income.............................           --             --           --   $    6,833
  Income tax expense..........................       16,431             --           --           --
                                                 ----------     ----------    ---------   ----------
Net Income (loss).............................   $   13,549     $ (823,346)   $(454,738)  $ (984,239)
                                                 ==========     ==========    =========   ==========

    The following table includes a summary of our balance sheet at March 31, 2000.

    - On an actual basis;

    - On a proforma basis giving effect to;

       - Two loans of $150,000 each subsequent to March 31, 2000.

       - An increase of $200,000 in a line of credit to $250,000 subsequent to March 31, 2000.


       - the draw down of $278,572 under a loan agreement subsequent to March 31, 2000.



                                                          AS OF
                                                     MARCH 31, 2000    PRO FORMA
                                                     ---------------   ----------
Balance Sheet Data
  Current assets...................................     $  890,267     $1,668,839
  Total assets.....................................      4,571,773      5,350,345
  Total current liabilities........................      2,034,333      2,812,905
  Total long term debt.............................         40,152         40,152
  Total liabilities................................      2,167,548      2,946,120
  Total stockholders' equity.......................      2,404,225      2,382,401

                                  RISK FACTORS

    AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR SECURITIES.

    WE HAVE A LIMITED OPERATING HISTORY AND MAY FACE DIFFICULTIES ENCOUNTERED BY EARLY STAGE COMPANIES IN NEW AND RAPIDLY EVOLVING MARKETS. We have a limited operating history and have only been providing our products and services since 1993. As a result, we have a limited operating history upon which you may evaluate our business and prospects. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered by early stage companies.

    WE HAVE INCURRED NET LOSSES SINCE COMMENCING OUR BUSINESS AND WE EXPECT LOSSES FROM OPERATIONS IN THE FUTURE. We have not achieved profitability and expect to continue to incur operating losses for the foreseeable future. For our year that ended December 31, 1999, our net loss was $823,346, and for the three months ended March 31, 2000 our net loss was $984,239. We expect to continue to incur significant operating losses and capital expenditures and, as a result, we expect significant net losses in the future, and we will need to generate significant revenues to achieve and maintain profitability.

    WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS. We have limited operating capital, and we are dependent upon the receipt of cash from our operations and elsewhere to develop our business as intended. However, no assurance can be given that additional financing may not be required by us in the future. Since the warrants are exercisable only at the election of the holders, we can not rely on the receipt of any cash proceeds from the exercise of the warrants. Since the amount of capital available to us is limited, available financing if any, may not be sufficient to enable us to fully develop our business without additional capital raising activities. If appropriate financing is not obtained by us within the next 12 months, we intend to modify our operations accordingly. We may require additional funding sooner than anticipated. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, the percentage of ownership of our stockholders will be diluted.


    WE DEPEND HEAVILY ON THE SERVICES OF OUR CHIEF EXECUTIVE OFFICER, D. REX GAY, AND MR. GAY'S PERSONAL RELATIONSHIP WITH RX TECHNOLOGY EUROPE LIMITED. We do not have life insurance coverage insuring Mr. Gay's life, and we do not expect to obtain coverage in the foreseeable future. We have also not entered into an employment agreement with Mr. Gay or a covenant not to compete by Mr. Gay. The loss of Mr. Gay's services would have a material adverse effect on our customers, our financial condition and operations and our current relationship with RX Technology Europe Limited. No assurance can be given that we would be successful in replacing Mr. Gay's services if they become unavailable for any reason.



    Since we obtain our research and development from RX Technology Europe Limited, our supply of current product and services developments would be adversely affected if Mr. Gay's personal relationship with RX Technology Europe Limited were to be terminated or limited for any reason. If that was to occur, we would not be able to gain access to needed software or hardware developments and components that are needed for new installations and to maintain and improve our products and services. A change in control of either company could result in a termination of our access to equipment and software we need in our business or our access could be limited. Without this relationship, our business may not succeed and our technology may become obsolete, which would have a significant negative impact on our business and results of operations.


    WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN THE DIGITAL IMAGING BUSINESS DUE TO THE FACT THAT MANY OF OUR COMPETITORS ARE BETTER FINANCED, PUBLIC COMPANIES WITH FAR GREATER FINANCIAL RESOURCES. Some of our competitors include larger, better financed competitors in the theme park photography business, such as Kodak, Polaroid, and Fuji. Even though we believe we have discovered a niche market place that is not currently being directly addressed by our major competitors, there are other companies pursuing related technology and services to the theme park ride market and the digital imaging business in general. These competitors may have greater financial resources, stronger management resources and a better ability to enhance their share of the market. We cannot provide investors with any assurances that our competitors will not gain greater market share in the digital imaging business at our expense, and if they do, that will have an adverse effect on our business and the results of our operations.

    OUR MANAGEMENT WILL CONTROL APPROXIMATELY 66% OF OUR COMMON STOCK AFTER ALL WARRANTS AND OPTIONS ARE EXERCISED. Through Mr. Gay's current common stock ownership of 4,933,000 shares, the 274,056 common stock purchase warrants he will receive when the warrants are distributed to shareholders of record as of May 1, 2000 and the 2,959,836 options he received on February 16, 2000, he will be in a position, after exercise of the warrants and options, to control a total of 8,166,892 shares of our common stock, or approximately 66% of the total shares of our common stock then outstanding. Accordingly, our chief executive officer, Mr. Gay, will have substantial control over our affairs if he exercises his warrants and options. Our management will be in a position to elect all of our directors and thereby control us. Purchasers of our common stock underlying the warrants will have only a limited ability to elect any of our directors or to significantly effect corporate decisions, including decisions on material events such as mergers and acquisitions.


    DUE TO THE AMOUNT OF COMMON STOCK OWNED BY OUR OFFICERS AND DIRECTORS, COUPLED WITH THE AMOUNT OF COMMON STOCK THEY COLLECTIVELY CAN PURCHASE BY EXERCISING THEIR WARRANTS AND OPTIONS, THERE MAY BE A CONFLICT OF INTEREST BETWEEN OUR OFFICERS AND DIRECTORS AND WHAT IS IN THE BEST INTEREST OF OUR OTHER SHAREHOLDERS. Corporate decisions that effect our financial condition, our plan of operations and the transactions we enter into may involve inherent conflicts of interest between the interests of our other shareholders and our management. No assurance can be given that decisions that effect us and transactions entered into on our behalf will be done so on terms favorable to our non-management shareholders due to a lack of arm's length bargaining, if those decisions or transactions also effect our officers and directors.



    THE EXERCISE PRICE OF THE COMMON STOCK TO BE RECEIVED ON EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS WAS DETERMINED ARBITRARILY BY OUR DIRECTORS. OUR COMMON STOCK PRICE IN THE PINK SHEETS, ALONG WITH OUR QUARTERLY RESULTS, ARE LIKELY TO BE HIGHLY VOLATILE, AND WE CAN GIVE NO ASSURANCE THAT OUR COMMON STOCK WILL EVER BE QUOTED ON THE OVER-THE-COUNTER ELECTRIC BULLETIN BOARD MAINTAINED BY THE NASD. The exercise price of the warrants was determined arbitrarily by our directors and bears no relationship to the price of our common stock in the Pink Sheets, nor does it bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. We expect significant fluctuations in our future quarterly operating revenues and expenses due to a variety of factors, many of which are outside of our control.



    Our common stock is not currently eligible for quotation on the Over-the-Counter Electronic Bulletin Board since we have not yet complied with the NASD's eligibility rule, and we can give no assurance that we will comply with the NASD's eligibility rule in the future. The market price of our common stock may be highly volatile, just as the stock market in general, and the market price for technology stocks in particular, has been highly volatile. We can not assure you that our common stock will trade at the same level as today's price, or the same levels as other technology stocks or that technology stocks in general will sustain their current market prices.


    THE MANNER IN WHICH WE OBTAIN FINANCING TO PURCHASE OUR DIGITAL IMAGING EQUIPMENT INCREASES OUR INTEREST EXPENSE AND DECREASES OUR CASH FLOW. In the past, we have purchased or leased our digital imaging equipment by financing the equipment at market financing rates. Borrowing to finance our equipment purchases increases our risk of loss as opposed to if we financed our equipment from equity capital or from our revenues. Our risk is increased because we must satisfy these obligations on specific dates, regardless of our revenues. If we do not meet our debt service payments when due, we may be forced to forfeit the equipment securing the debt.

    WE RECENTLY DEFAULTED ON AN OUTSTANDING DEBT OBLIGATION DUE TO OUR INABILITY TO MAKE SCHEDULED INTEREST AND PRINCIPAL PAYMENTS, AND WE MAY BE UNABLE TO MEET OUR REPAYMENT OBLIGATIONS IN THE FUTURE. On May 15, 2000, we were unable to make a scheduled interest and principal payment on our debt to KBK Financial, Inc. We have subsequently paid all amounts due to date, and the loan is no longer in default. However, no assurance can be given that we will not encounter cash flow difficulties in the future which could cause us to be unable to meet our repayment obligations on debt and other amounts owed by us which could cause us to again be in default and expose us to creditor legal action to collect amounts due.



    WE MAY NOT BE ABLE TO RESPOND TO RAPID TECHNOLOGICAL CHANGES IN THE DIGITAL IMAGING INDUSTRY, AND SUCH CHANGES COULD RENDER OUR PRODUCTS AND SERVICES OBSOLETE. The digital imaging business is characterized by rapidly changing technologies and evolving industry standards. Since we must continue to develop, enhance and improve our photo systems to remain competitive in the digital photography industry, we need to integrate various software programs and tools required to enhance and improve our product offerings and manage our business. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to these rapidly changing technologies or evolving industry standards, our business, operating results and financial condition could be adversely affected.



    The emerging nature of our products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our products. Our success will depend, among other things, on our ability:



    - to enhance our existing products and services;



    - to develop and license new technologies that address the increasingly sophisticated and varied needs of our current and prospective customers; and



    - to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.



    We may be unable to use new technologies effectively or adapt our products to customer requirements or emerging industry standards.



    WE MAY DILUTE YOUR CURRENT OWNERSHIP BY ISSUING ADDITIONAL SHARES OF OUR COMMON AND PREFERRED STOCK AND, SUBSTANTIAL DILUTION WILL OCCUR WHEN THE WARRANTS ARE EXERCISED. We are authorized to issue up to 50,000,000 shares of common stock. Without considering the shares of common stock underlying the warrants, we have 9,026,870 shares of common stock issued and outstanding. To the extent of such authorization, our board of directors has the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of additional common stock in the future, including the common stock to be issued at the time that existing stockholders exercise their warrants, will cause substantial immediate dilution and will reduce the proportionate ownership and voting power of all of our common stock. Warrant holders who exercise their warrants will incur approximately 95% dilution in the purchase price of the shares compared to the net tangible book value per share immediately after the purchase. Dilution will vary depending on the total number of warrants exercised.


    SHARES ELIGIBLE FOR FUTURE SALE COULD IMPAIR OUR STOCK PRICE. The market price of our common stock as quoted in the Pink Sheets maintained by the National Quotations Bureau, Inc. could drop due to sales of a large number of shares of our common stock or the perception that these sales may occur. Furthermore, the market price of our common stock may be adversely affected when we distribute the common stock purchase warrants as soon as practicable after the date of this prospectus. These factors could also make it more difficult to raise funds through future offerings of common stock. The 501,493 shares of common stock registered for sale under this prospectus, except 277,148 shares that are the subject of warrants to be distributed to our officers, directors or affiliates, will be freely salable in the market. Shares of our common stock that may be received by our officers, directors or affiliates after exercise of their warrants are deemed restricted securities as that term is defined under the Securities Act. In the future these shares may qualify for resale into a public market under Rule 144 promulgated under the Securities Act of 1933.


    Rule 144 also permits, under certain circumstances, the resale of shares without any quantity limitation by a person who is not an affiliate and who has satisfied a two-year holding period. At the date of this prospectus, there are 4,988,653 shares of common stock outstanding in the hands of our affiliates that would qualify for Rule 144 resales if and when all other conditions of Rule 144 are complied with and a public market for our shares of common stock exists. There can be no assurance as to the market effect of such resales on the market price of the common stock.


    WE WILL HAVE BROAD DISCRETION IN THE USE OF THE PROCEEDS FROM THE EXERCISE OF THE WARRANTS. THIS WILL INCREASE THE RISK THAT WE WILL NOT USE THE PROCEEDS EFFECTIVELY OR THAT WE WILL USE THEM IN WAYS THAT YOU DO NOT AGREE. The net proceeds, if any, from the exercise of the warrants will be added to our working capital and will be available for general corporate purposes, including operating expenses and capital expenditures. In addition, we may use a portion of any such net proceeds to acquire or invest in complementary businesses, technologies, services or products. We cannot state with certainty particular uses for the net proceeds from the exercise of the warrants, and will have broad discretion in the use of the net proceeds. We can give no assurance as to whether any net proceeds will be obtained from the exercise of the warrants.

    EFFECTIVELY MANAGING OUR GROWTH MAY BE DIFFICULT. We expect to grow rapidly by placing new photo systems in additional theme parks in the United States and Latin America, including Mexico. We also believe we will grow rapidly by developing additional applications for our photo systems, such as event photography. This growth is likely to place a significant strain on our resources and technology systems. To manage our growth, we must implement new systems and train and manage our employees. We also will need to hire additional personnel to service our existing and new photo systems. We cannot assure you that our management will be able to effectively or successfully manage our growth.


    RISK OF FAILURE OF OUR COMPUTER AND COMMUNICATIONS HARDWARE SYSTEMS INCREASES WITHOUT REDUNDANT FACILITIES. Our business depends on the efficient and uninterrupted operation of our computer software and hardware systems. Any system interruptions may reduce the attractiveness of our products to potential customers and could materially adversely affect our business, financial condition and operating results. We do not have back-up or redundant facilities for our computer systems. Interruptions may also result from natural disasters as well as power loss, telecommunications failures and similar events. Losses experienced from such interruptions may be uninsurable or covered by inadequate insurance coverage.


    APPLICABILITY OF LOW-PRICED STOCK RISK DISCLOSURE REQUIREMENTS. Our common stock may be considered a low-priced security under rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk-disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information. Broker-dealers must also make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low-priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

CURRENT PROSPECTUS IS REQUIRED IN ORDER TO EXERCISE ANY WARRANTS.

    Holders of the warrants may exercise their warrants to acquire the underlying common stock only if a current prospectus relating to the company is then in effect and such exercise is qualified or exempt from qualification under applicable securities laws of the states in which the holders of the warrants reside. Although we intend to use our best efforts to maintain a current prospectus and federal and state registration/qualification for such exercise, there is no assurance that we will be able to do so when a holder may wish to exercise warrants. The value of the warrants will be greatly diminished if we do not maintain your ability to exercise them.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that address, among other things, our digital imaging business strategy, our photo systems expansion strategy, the development and expansion of our products and services, use of proceeds, projected capital expenditures, liquidity, development of additional revenue sources, development of marketing and distribution alliances, market acceptance of our e-commerce application and technological advancements. These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in this prospectus generally. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.

                                USE OF PROCEEDS

    The net proceeds we may receive from the sale of shares of common stock underlying the warrants will vary depending upon the total number of warrants, and the timing of and prices at which they are exercised. We can give no assurances that any warrants will be exercised or that we will obtain any net proceeds from exercise of the warrants. Regardless of the timing and number of warrants exercised, we expect to incur offering expenses estimated at approximately $72,500 for legal, accounting, printing and other costs in connection with the offering pursuant to this prospectus.

    The uses of any proceeds that we may receive from exercise of the warrants will depend on the amounts received and the timing of their receipt. We will have broad discretion in applying the net offering proceeds, and we have presently identified the following categories of expenditures, in the general order of their priority: (i) purchase of additional software and hardware for new photo systems and related equipment; (ii) expenses for additional personnel;
(iii) repayment of existing financing for software and hardware; (iv) product research and development; and (v) working capital and general corporate purposes.

                                DIVIDEND POLICY

    We have never declared or paid any dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, operating results, capital requirements and such other factors as the board of directors deems relevant.

                                 CAPITALIZATION

    The following table sets forth our actual capitalization as of March 31, 2000. No adjustments have been made to the actual capitalization to reflect the exercise of the warrants as there can be no assurance that any warrants will be exercised. No other adjustments to our capitalization were made as no transactions affecting our capitalization other than in the normal course of business have occurred since March 31, 2000.

                                                                  AS OF
                                                              MARCH 31, 2000
                                                              --------------
Stockholders' equity
Common stock, $001. par value authorized-50,000,000 shares
  issued and outstanding--9,026,870.........................   $     9,027
Additional paid-in capital..................................     4,067,545
Retained (deficit)..........................................    (1,672,347)
                                                               -----------
Total stockholders' equity..................................   $ 2,404,225
                                                               ===========

    Please read the capitalization table with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements included in this prospectus.

                                    DILUTION

    Dilution is the difference between the price per share being paid for the common stock upon exercise of the warrants, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share of common stock is calculated by subtracting total liabilities from our total assets less any intangible assets and liquidation preferences, then dividing by the number of shares of common stock then outstanding. Based on our December 31, 1999 fiscal year end audited financial statements, we had 5,000,000 shares of common stock outstanding with a net tangible book value of $33,646 or approximately $.006 per share. These amounts do not give effect to operating results or any other changes in our net tangible book value or to any obligations to issue shares of common stock after December 31, 1999.

    Based upon an assumption that 501,493 shares of our common stock would be purchased pursuant to 501,493 warrants to be distributed and exercisable at $6.00 per share (of which there is no assurance), upon the exercise thereof, but before giving effect to any other obligations to issue shares of common stock, our estimated net tangible book value after the sale of these shares, on a pro forma basis (which gives effect to receipt of the estimated net proceeds from such exercise and issuance of the underlying shares of common stock, but does not take into consideration any other changes in our net tangible book value subsequent to December 31, 1999), would be approximately $2,970,104 or $.31 per share. This would result in dilution to persons exercising warrants at $6.00 per share of $5.69 per share. Net tangible book value per share would increase to the benefit of present stockholders from $33,646 prior to the offering to $2,970,104 after the offering, or an increase of $.31 per share attributable to the exercise of the warrants.

    If less than all the warrants are exercised, dilution to the holders who do exercise will be greater than the amount shown. The fewer the number of options, the greater the dilution will be to those who do exercise. The following table sets forth the estimated net tangible book value per share assuming exercise of all warrants during the first year, and the dilution to persons purchasing the underlying shares of common stock:

Exercise of all $6.00 warrants:
  exercise price per share..................................   $6.00
Net tangible book value per share prior to exercise.........   $.006
  Pro forma net tangible book value per share after exercise
    of $6.00 warrants.......................................   $ .31
Dilution per share to new investors for $6.00 warrants......   $5.69

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND ACCOMPANYING NOTES AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

    We are in the business of designing, building, installing, assembling, servicing, operating and maintaining digital imaging photo systems. Our systems capture digital images at theme parks and display them on video monitors to prospective purchasers desiring to purchase photographic copies of the images.

                                                                               THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,          MARCH 31,
                                                 -------------------------   ----------------------
                                                    1998          1999         1999         2000
                                                 -----------   -----------   ---------   ----------
Statement of Revenues

Revenues.......................................  $4,332,411    $6,028,397    $ 260,399   $  295,655
Cost of goods sold.............................   2,182,860     3,049,454      124,524      135,427
                                                 ----------    ----------    ---------   ----------
Gross profit...................................   2,149,551     2,978,943      135,875      160,228
                                                 ----------    ----------    ---------   ----------
Operating expenses
  Photo sales expense..........................   1,035,576     1,490,270       96,986      381,941
  General and administrative...................     728,752     1,330,457      268,524      463,640
  Depreciation and amortization................     212,145       386,443      118,566      142,798
                                                 ----------    ----------    ---------   ----------
    Total operating expenses...................   1,976,473     3,207,170      484,076      988,379
                                                 ----------    ----------    ---------   ----------
Income (loss) from operations..................     173,078      (228,227)    (348,201)    (828,151)
                                                 ----------    ----------    ---------   ----------
Interest and other income......................         552           655           --        6,833
Interest expense...............................    (143,650)     (595,774)    (106,537)    (162,921)
                                                 ----------    ----------    ---------   ----------
Income (loss) before income taxes..............      29,980      (823,346)    (454,738)    (984,239)
                                                 ----------    ----------    ---------   ----------
Provision for income taxes.....................     (16,431)           --           --           --
                                                 ----------    ----------    ---------   ----------
Net income (loss)..............................  $   13,549    $ (823,346)   $(454,738)  $ (984,239)
                                                 ==========    ==========    =========   ==========
Basic and Diluted Net Income (Loss) per
  Share........................................  $        0    $     (.16)   $    (.09)  $     (.14)
                                                 ==========    ==========    =========   ==========
Shares Used in Computing Basic and Diluted Net
  Income (Loss) per Share......................   4,933,000     5,000,000    4,944,347    6,867,012

OVERVIEW

    Our primary revenue streams are from sales of digitally captured photographic images at theme parks. This revenue is primarily generated at the "thrill rides" at the theme parks, but, for 2000, also includes revenue from sales of digital images of park guests taken at random locations in the park as they walk around the park facilities. In addition to these retail operations, the Company sells supplies and services at wholesale to third parties.

    The revenue and cash received by us is highly seasonal in nature. Sales of digital pictures at the theme parks can only occur during the operating season of the park. While some theme parks are open year round, the vast majority of the parks where we have operations are only open during the months of May-October, with the beginning and ending portions of the season open only on weekends. Our wholesale revenues are also highly seasonal in nature as our wholesalers customers' businesses follow the same seasonal pattern. This highly seasonal nature of our operating periods creates the need for additional financing during the months when sales are limited.

    As of June 30, 2000, we provided products and services at 62 operating sites. 49 of these sites are serviced as retail operations located at 19 theme parks in the United States and 3 international theme parks in Argentina, Mexico and Canada. As of June 30, 2000, we also had 13 wholesale customers to which we provided supplies and services to third parties operating those sites. Our historical number of retail operating sites for the years 1996 through 1999 are:
1996--7; 1997--8; 1998--19; and 1999--27.


    Currently and at March 31, 2000, we had no available lines of credit or sources of financing other than credit extended by trade suppliers, which is limited. In February, 2000, we raised $3.2 million through the sale of our common stock, and in March 2000 raised an additional $344,000 through the sale of additional common stock. In May 2000, we obtained a $200,000 increase in a previously existing line of credit, the funds from which have already been received. On May 15, 2000, we failed to make a scheduled payment on outstanding debt causing the debt to be placed in default. All amounts due have been paid and this loan is no longer in default. In June, 2000, we reached two agreements to borrow $150,000 each at an effective interest cost of approximately 13% with principal payments due in installments with final payments due on December 15, 2000. In July 2000, we drew down an additional $278,572 under an existing loan agreement. Discussions are in progress to obtain additional debt and equity financing. Whether we will be able to obtain additional funding to meet our cash needs and fund future growth expenses associated with installing new photo sales sites can not be assured; however we are currently in the peak revenue generation period of our business cycle which lessens the need for additional funding in the near term.


RESULTS OF OPERATIONS

COMPARISON OF THREE MONTHS ENDED MARCH 31, 2000 TO THE THREE MONTHS ENDED MARCH 31, 1999

    Net loss for the three months ended March 31, 2000 was $984,239. This is an increase of $529,501 or 116% from the same period in 1999.

    Gross revenues for the three months ended March 31, 2000 were $295,655, an increase of $35,256 or 13.5% compared to $260,399 for the same period of 1999. This increase is the net result of higher sales from a higher number of photo sales booths in operation during the first quarter 2000 and lower wholesale sales of materials, supplies and services to third party photo operators. Retail photo sales revenue increased approximately $71,500 in the first quarter 2000 as compared to the first quarter 1999 due to the addition of new photo booths becoming operational. These higher sales were partially offset by lower wholesale sales to third parties of $38,000. Management believes the lower sales to third parties in the first quarter 2000 are due to the timing of its wholesale customers' purchases being delayed beyond the first quarter rather than a loss of wholesale sales.

    Cost of sales for retail photo operations is composed of commissions/royalties paid to the host theme park where our photo booths are located and direct cost of supplies including the photographic paper that our pictures are printed on and decorative folders in which the pictures are displayed. Cost of sales for wholesale operations includes the cost of supplies and/or services sold at wholesale to third parties.

    First quarter 2000 cost of sales was $135,427 an increase of 9% from the $124,524 in the same period of 1999, and a slight improvement as a percent of revenues to 45.8% in 2000 from 47.8% in 1999.

    Photo sales expenses include labor and other expenses associated with staffing and maintaining photo booth operations. In the first quarter 2000, photo booth operation costs were $381,941 or $284,955 higher than in the comparable period 1999 and a 294% increase over the first quarter 1999. This increase is caused by a larger number of booths in operation in the first quarter 2000 and start-up expenses associated with booths becoming operational in the first quarter 2000 and later in 2000. Such costs include an increase in labor staffing costs of $92,780, higher booth expense in several other categories totaling $112,986, higher travel expense of $25,580, and higher marketing cost of $30,845.

    General and administrative costs for the first quarter 2000 were $463,640 compared with $268,524 in the first quarter 1999 resulting in a 73% increase. Cost increases in the first quarter 2000 versus the first quarter 1999 were: labor--$13,053; travel--$58,523; the write-off of $45,600 of receivables as uncollectable; and professional services by third parties--$73,526.

    Depreciation and amortization increased $24,232 in the first quarter 2000 over the same period in 1999 due to additional operating booths being placed in service.

    Interest expense increased $56,384 in the first quarter 2000 over the same period in 1999 due to the recognition of $62,500 in expense from the issuance of common stock.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1999 TO THE YEAR ENDED DECEMBER 31,
1998

    For the fiscal year ended December 31, 1999, we had a net loss of $823,346 as compared to net income of $13,549 for the fiscal year ended December 31, 1998.

    Gross revenue for the 12 months ended December 31, 1999, was $6,028,397, a 39% increase as compared to $4,332,411 for the same period of 1998. The $1,695,986 increase in gross revenue was due to the installation of new photo operations in 1999.

    Our 1999 gross profit of $2,978,943 increased 38.6% from $2,149,511 for 1998. Our gross profit margin was stable as a percentage of revenue at 49.4% in 1999 and 49.6% in 1998.

    Our photo sales expense of $1,490,270 in 1999 increased 44% from $1,035,576 in 1998, but remained stable as a percent of revenue at 24.7% in 1999 and 23.9% in 1998.

    Our 1999 general and administrative expenses of $1,330,457 increased 83% from $728,752 in 1998. This increase of $601,705 includes a $156,131 increase in labor costs, a $94,309 increase in consulting fees, a $56,520 increase in insurance costs, a $28,753 increase in marketing costs and a $76,930 increase in travel. These higher costs are due to the increased costs of installing, managing and administering the larger number of operating sites in service in 1999 compared to 1998. In addition, expenses of $103,430 were associated with the labor and other costs associated with the installation of new photo systems in 1999. Non-recurring costs associated with activities to secure additional financing were $48,099, and non-recurring start-up costs of a major new accounting system were $27,702.

    Our operating expenses for 1999 were $3,207,170 and exceeded gross profit resulting in a net operating loss of $228,227 for that year. For 1998, our operating expenses totaled $1,976,473 and were less than gross profit resulting in an operating income of $173,078 for 1998.

    For fiscal year 1999, non-operating items were a $595,119 expense. This was an unfavorable change of $452,021 from net non-operating income of $143,098 for 1998. This change reflected 1999 interest expense of $445,774 compared to interest expense of $143,650 for 1998. Additionally, in 1999 we absorbed a one-time financing fee of $150,000.

    For fiscal year 1999, we had a loss before income taxes of $823,346.

    There was no reported income tax expense for 1999. This compares to income before taxes of $29,980 for 1998. For fiscal year 1998, we showed income tax expense of $16,431 and a net income of $13,549.

                                    BUSINESS

OUR COMPANY

    We believe we are a leader in the design, integration, deployment, operation and support of revenue-generating, digital imaging business sites that compliment highest-traffic/highest-speed rides at some of the world's premier theme parks. In real time, our systems capture, digitize, manipulate and display images of all riders. Those images selected by a given rider for purchase are reproduced, in 30 to 60 seconds, in full-color hard-copy photo prints.

    Our electronic technology illuminates and captures that split second time slice needed to capture each individual pair or foursome of riders. Our technology incorporates custom built hardware, developed/ copyrighted software and extensive experience in theme park photography. Our sites include computerized customer ordering accounting and service support programs to track revenue, inventory and cost for monitoring profitability of each site. Over the last five years, we believe we have become the market share leader in ride photography theme park imaging in the United States.

    We have made strides towards establishing ourselves as a premier provider of pictures in the leisure and entertainment segment of the market especially in special event imaging. Utilizing portrait quality digital imaging systems adapted from the theme park industry, we captured images during Christmas with Santa Clause in Carlsbad, California. This technology was also used at the New Orleans Jazz & Heritage Festival in 1999, at the Association for Commuter Transportation International Conference in Washington D.C. and at major corporate holiday functions in San Antonio, Texas in 1999.

    As of June 30, 2000, we provided products and services at 62 operating sites. 49 of these sites are serviced as retail operations located at 19 theme parks in the United States and 3 international theme parks in Argentina, Mexico and Canada. As of June 30, 2000, we also had 13 wholesale customers to which we provided supplies and services to third parties operating those sites. Our historical number of retail operating sites for the years 1996 through 1999 are:
1996--7; 1997--8; 1998--19; and 1999--27.

    HISTORY

    We were founded in December 1993 by our chairman, president and chief executive officer, Donald Rex Gay. Mr. Gay's business career spans 25 years during which he founded and managed two businesses; one in medical staffing and equipment and second in consumer digital imaging. Currently, we have a three-person board of directors, consisting of Mr. Gay, Dr. Christopher Marvell, co-managing director of RX Technology Europe Limited and Richard Govatski, president of a publicly-traded software company.

OUR FACILITIES

    Our headquarters is in a modern 4,000-square feet facility located at 2264 7th Street, Mandeville, Louisiana 70471 (504-727-9412). As of June 30, 2000, we employed 21 full-time people, ten of which worked at our Mandeville, Louisiana facility where the administration, testing and integration facilities are housed. Nine of these employees travel among the existing sites and new site locations under development. Two of these employees work at our year around locations within the United States. We also hire part-time and seasonal employees to staff facilities we have in various theme park locations. At
June 30, 2000, we had approximately 357 such part-time and seasonal employees.

MAJOR TECHNOLOGY ADVANCES

    The following are advances in the computer hardware and/or software technology used to capture digital images which was developed by RX Technology Europe.

    1995

    - FLASH FOR CLOSE-UPS OF ALL RIDERS was used which allowed for clearer, brighter digital images of each pair of riders and eliminated dark spots in prior images. This was an industry first.

    - FULLY AUTOMATIC LIGHT SENSOR was used which automatically controlled the amount of light entering the camera taking the digital images. This was an industry first.

    - LASER-TRIGGER was used which allowed for more accurate activation of the camera which enabled the required pin-point accuracy needed to capture multiple images in fractions of a second. This was an industry first.

    - TWO CAMERAS WITH TWO FLASHES were used by one photo system simultaneously capturing close-up images of two pair of riders. This was an industry first.

    1996

    - PICTURE IN PICTURE PRESENTATION was used with two cameras and two flashes in which one image (a close-up image of two riders) was super imposed within, or in the middle of, another image (a long range view of multiple riders which included two riders shown in the close-up image). This was an industry first.

    - FOUR CAMERA AND FOUR FLASH SYSTEM was used which allowed the ability to capture close-up images of both sides of a ride using one photo system simultaneously operating four cameras and four flashes. This was an industry first.

    1997

    - MOVING/SCANNING CAMERA SYSTEM was used in which the camera capturing the images moved along a specially designed track, captured the images then was rewound into its original position ready to capture the next ride.

    - MOVING/SCANNING CAMERA SYSTEM WITH CHROMA-KEY BACKGROUNDS was used which instantly combined the moving camera discussed above with a background image.

    1998

    - FIVE CAMERA PICTURE-IN-PICTURE WITH THEMED BACKGROUND was used which allowed the capturing of close-up images with one photo system simultaneously controlling five cameras and five flashes while combining the picture-in-picture presentation with background as discussed above. This was an industry first.

    1999

    - BARCODE ACTIVATED DIGITAL IMAGING SYSTEM for images generated during an event or activity are automatically displayed by the would-be-purchaser brushing a wrist-band carried barcode past a scanner ATC CONFERENCE (Washington, D.C.)

    2000

    - WALK-ABOUT PHOTOGRAPHY where our personnel walk through the park digitally capturing images of guests as they visit various areas/sites. These images can be displayed and printed by barcode activation--SIX FLAGS FRONTIER CITY (Oklahoma City, OK)

OUR CORPORATE STRATEGY

    We have a seven-facet corporate strategy as follows:

/ / PROPEL SHAREHOLDER VALUE BY DRIVING GROWTH:

    Our goals are to create long-term value for shareholders by increasing revenues and profits. We plan to accomplish this by designing and deploying high performance, low cost imaging systems that serve as stand alone profit centers. To achieve these objectives, we will concentrate on high value consumer imaging markets where we, and RX Technology Europe Limited, can capture a high percentage of the available market and maintain that market share on a long-term basis through the use of proprietary technology that captures and sells personal images at permanent sites and on a walk-about basis, as well as transient or special events.

/ / TARGET MARKETS THAT OPTIMIZE OUR SYSTEMS CAPABILITIES AND PRODUCT PRICES:

    Our profitability and shareholder value objectives are best met in selected target markets where the photographed subjects are involved in an activity that confers high emotional value and/or status to the subject. These photo opportunities are characterized by settings where the subject is actively involved in a unique activity or event that allows sufficient passiveness to allow the capturing of the subject's photo image. Such settings involve settings in which the subject is unlikely to have other photo opportunities or a second chance to record participation in the event or activity. Addressing the subject's desire to record the event can command a premium price for such otherwise unavailable, high value images. Sales of such photo prints are high impulse purchases and positioning the point of sale immediately after the event enhances the impulse to purchase our product. We intend to exploit the advantages our technology provides to create value from our core amusement park market as well as other target markets.

/ / DESIGN AND DEPLOY DIGITAL PHOTO SYSTEMS:

    We intend to deploy and design digital photo systems and electronic photo networks to serve multiple imaging markets in the amusement park industry and at special events. These systems will acquire, manipulate and store the photographic images. Once captured and stored, these images will be marketed in a specially designed photo booth or suite through which retail customers (e.g., riders on an amusement park attraction) walk to preview images and select those to be reproduced for purchase. The photo suite houses an end-to-end solution that not only captures the images but also includes systems that
(1) automatically re-format the images (as well as sending text and video) for immediate sale and/or electronic delivery at our existing sale locations and/or via adjoining Internet kiosks, (2) manage sales activities, (3) track and capture photo material use and costing information, and (4) record sales and site profitability which interface with accounting systems and are summarized in management reports.

/ / EFFECT BARRIERS TO ENTRY:

    We plan to continuously enhance our technology used in the most technically challenging imaging market--the ride photography industry and deploy this technology in multiple markets requiring proprietary technology and uncommon applications experience. One objectives in maintaining state-of-the-art systems is to create and maintain strong market share in the amusement park industry so that our competitors will face increasingly more difficult technological know-how and cost entry barriers.

/ / STRENGTHEN LEADERSHIP IN THEME PARKS WORLDWIDE:

    Our technology, relationships with park management, marketing experience and implementation know-how have created a platform for continued growth in this market. We intend to utilize this expertise to own and operate photo booths or suites to sell premium-priced photo prints directly to retail customers as they exit thrill rides. In doing so, we can offer value to customers by capturing the customer in an activity that has limited opportunity for being recorded other than by us and positions the sale of our product at the optimum moment of interest immediately after experiencing the activity. We plan to also derive wholesale revenue by selling or licensing our technology, marketing expertise and/or photo supplies to third parties where the amusement park is less attractive to us for direct ownership or operation. We also intend to reduce the seasonality of our revenues by continuing to expand in the year round amusement park market and into other under exploited target markets. We also intend to expand our market share in walk-about, front gate photography.

/ / PENETRATE SPECIAL EVENTS:

    Over time, we intend to leverage our technology and imaging expertise gained in the most technically challenging amusement park market to provide high-value imaging in other markets such as transient events, for example conventions, and seasonal and special events, for example Christmas pictures with Santa. One objective of this diversification effort is to minimize the seasonal nature of our cash flow caused by the amusement park industry's limited operating periods in which they are generally closed in the winter.

/ / RE-FORMAT IMAGES FOR RESALE ON THE INTERNET:

    We intend to create derivative revenue opportunities for previously captured images at the time the images are captured by allowing customers to pay to have the electronic image sent over the internet to a destination of their choosing. This will also be accomplished by making images available at unattended Internet kiosks or wireless computers located next to our photo booths or suites. We also believe additional revenue can be generated from amusement park and special events sponsors desiring to use our captured images in their promotional material and advertising.

OUR PRODUCTS AND SERVICES

    EQUIPMENT AND TECHNOLOGY

    We design and deploy digital imaging systems, which provide high quality photo prints in 30 to 60 seconds. In being totally digital, our imaging networks can add effects, such as logos, overlays, framing, themed backgrounds, picture-in-picture and 3-D, with no time delay. Additionally, we can instantly re-format the image for internet sale. We provide controls that ensure only customer-requested images be reproduced as photo prints, thus avoiding misprints and the costs associated with speculative selling. This superior image contents enhancement and real time delivery is a result of our technology and know-how, incorporating the following functions:

    - Multiple burst custom flash units that enable high-speed image capture in one second under adverse lighting conditions;

    - Cameras remotely controlled from sales building with pan, tilt, zoom and focus capabilities;

    - Automatic image capture, display and print operation; and

    - On-demand, custom electronic point of sale terminals that produce management and accounting reports for any time interval

    We also intend to use Internet kiosks that allow the guest to send the images, as well as text and video, over the internet, creating additional excitement and providing additional revenue outside of our existing product, through the sale of internet access and other internet kiosk related revenues. Our imaging system captures images with a high-resolution, non-film, digital camera. In the theme park industry, this may result in one picture per ride or a series of pictures. Images are stored in memory and viewable on monitors as guests exit the ride.

    All photo print sales are made at our electronic point of sale units with the required print(s) served by the imaging system to video printers. A PC is used to configure and coordinate the imaging unit, electronic point of sale units, and video printers, as well as to provide sales information and management reports. We are also implementing a process in which, if a guest elects to purchase additional images for Internet delivery, this will be accomplished from the electronic point of sale unit; with a personal identification number on his receipt the guest is able to access his image and send it with a message over the Internet.

    The guest can choose among a five by seven size photo print in a custom folder, a four by three in a custom folder or a key chain or magnet with their picture inserted. Prices may vary depending on the location and the demographics of the park. Generally a discount is provided to the guest as an incentive to purchase a second picture given that we can produce two or more photo prints on the same sheet of print media/special paper.

    To help maximize the return on investment for us and for theme park/themed entertainment centers, we are a one-stop source for site selection, system design, integration, deployment, field support training and management reports. Working with planners, architects and operators, our team of on-location advisors and consultants, insure that the imaging sites envisioned by the client will have adequate throughput volume for profitability, and will not require costly retrofits. The minimum life expectancy of our digital imaging systems installed is five years, although most installations will undoubtedly achieve ten years or more of active service.

    Our typical digital photo system captures, digitizes, and stores images electronically for display on monitors so that customers may select images, as photo prints, for purchase.

    - Our digital photo systems can print hundreds of pictures per hour, while maintaining print quality, providing an easy-to-use and maintain system that is effectively operated by summer or seasonal help.

    - Integrated electronic point of sale stations contain customized price schedules that prevent operators from making a mistake in selling a product selection.

    - Customized reports can be produced at any time and over any time interval providing accounting activity level, revenue, cost and profit data for our management.

    - Specially designed custom logos, framing or themed backgrounds are added to prints without any time delay.

    - Resizing, mirroring or selecting an appropriate printer is completely automatic which eliminates down time and decision making by the operators of the system.

    - Our photo systems include various types of color printers offering A4, A5 and A6 formats giving us flexibility to provide the optimal solution in meeting the needs of the guests.

OUR MARKETS

    Information and statistical data concerning the theme park industry is limited. The International Association of Amusement Parks and Attractions, an authoritative industry association, listed 78 theme parks in the United States at March 2000. In addition to these listed theme parks, we had operational sites at seven other theme parks. Of this total of 85 theme parks within the United States, we had operational sites at 19 as of June 30, 2000, resulting in a 22% market share.

    As of June 30, 2000, we provided products and services at 62 operating sites. 49 of these sites are serviced as retail operations located at 19 theme parks in the United States and 3 international theme parks in Argentina, Mexico and Canada. As of June 30, 2000, we also had 13 wholesale customers to which we provided supplies and services to third parties operating those sites. Our historical number of retail operating sites for the years 1996 through 1999 are:
1996--7; 1997--8; 1998--19; and 1999--27.

    We have exclusive rights to provide our products and services at the rides and attractions where our operating sites are located, but we do not have exclusive rights at the entire theme park where our operating sites are located.

    MARKETS AND APPLICATIONS BEYOND THEME PARKS

    We have developed several areas where our core digital imaging technology can be used to expand our market share and revenue base. Additionally there are several markets where we will be able to expand upon our competency in leisure and entertainment imaging. For example, over the past two years, we have expanded into special event imaging such as Christmas with Santa Claus, the Easter Bunny, conventions, and corporate functions. We also participate in the Christmas imaging market at the Legoland theme park in California as well as a new, virtual reality/fantasy imaging site in which the customer's picture is placed on one of several alternative settings selected by the customer.

    Additionally, we have introduced a new special event photo system to be used at business functions, sporting events, special promotions as well as for walk-about front gate imaging. This photo system was utilized at The New Orleans Jazz & Heritage Festival in 1999, at the International Convention for the Association For Commuter Transportation, at The Legoland Christmas Festival and at USAA Insurance Holiday Events.

    This photo system will also be utilized as the foundation for digital imaging at ski resorts, white water rafting and other sporting venues. In some instances a hybrid system utilizing high speed systems and walk about systems will provide a variety of choices for attendees and guests. Several major partners have been identified, and we are entering negotiations.

    We have determined that a viable market exists in the portable and temporary deployment of our digital imaging technology. We are planning on expanding the following two markets:

    - Selected Event Imaging Sites: Transportable digital imaging systems will be physically deployed to Special Event locations. The organic nature of the event selected will provide the context and content necessary to give the individual a valuable emotional keepsake that cannot be duplicated at any other place or time. These sites are best suited to one time events (such as the Super Bowl, local fairs or large reunions); events lasting several days or weeks (such as the time trials and running of the Indianapolis 500, and the Olympic Games); and, seasonal events with Christmas and Easter being the major holidays.

    - Licensed Content Enhanced Imaging Sites: Semi-permanent imaging sites will be located in high-traffic areas with optimal demographics for periods of up to a year or more. Sometimes the excitement and hoopla surrounding the opening of a hot new "entertainment mecca" or tourist site will bring extremely high levels of traffic for several months before the novelty wears off and interest wanes. These locations may be well suited for a semi-permanent placement that can be redeployed as activity/profitability drops, or upgraded to a permanent installation if so warranted. These sites will electronically deliver a myriad of "context" settings (such as key scenes from top movies) that will give the customer a high emotional value not constrained by the site's physical location.

OUR SOURCES OF REVENUE

    One class of customer to which we sell our photo systems, print media, software licensing, and service/ maintenance is third party owners/operators. Currently there are 13 of these wholesale customers sites. In 1998, we sold over
1.0 million sheets of digital print media to customers in the United States; in 1999, unit sales of digital print media exceeded 1.5 million sheets in the U.S. alone. Ongoing support and media supply insures continuing contact with customers, as well as an ongoing revenue stream.

    Revenue sharing agreements with selected themed entertainment centers cover all of our installation sites. We furnish equipment, manage the photo systems and in some cases hire the personnel with no up front money from the owner. Obviously, we will only enter into this type of an arrangement when its analysis shows the installation will be profitable.

INTERNET DEPLOYMENT

    Our company and eKiosk.com are negotiating an agreement whereby we are the exclusive representative for eKiosk, primarily in the theme park and themed entertainment park industries. In addition, we are considering representing eKiosk in the placement of Internet kiosks in malls, airports and the like. We believe that eKiosk is the leader and pioneer in the design, manufacture and deployment of public Internet kiosks and their support systems to the travel and leisure market. They provide public access to a wide variety of Internet, e-commerce, and conventional messaging capabilities to hotels and resorts. Services include telephone and data port access, Internet email access and Internet browsing for corporate and personal use.

    We are negotiating placement of internet kiosk units into theme parks and themed entertainment centers both adjoined to our digital photo system installations and in freestanding locations throughout the parks. The interface with the internet through our relationship with eKiosk is a natural path of distribution for us since we have captured and already stored in digital format a unique and memorable, high value image. Using the eKiosk.com system, customers could transmit their digital photo, a streaming video or text message to anyone anywhere in the world and also receive a high quality photo print.

OUR STRATEGIC ALLIANCES

    We have developed strategic relationships with Polaroid and Kodak. Our alliance with Polaroid allows us to operate, maintain and market imaging systems in a theme park where Polaroid has an exclusive right to photographic revenues. Our alliance with Kodak includes making equipment loans and development services available to us and RX Technology Europe Limited as well as favorable prices on Kodak supplies. In addition, we have favorable supplier relationships with Sony, Fuji and other key peripheral device manufacturers and suppliers. These relationships provide leads, cooperative ventures, and advanced notification and availability of new technology, new products and competitive pricing. Additionally, we are often provided with the ability to purchase equipment and systems at substantial discounts.

OUR COMPETITION

    Our ride photography competitors are small with no significant installation base and, hence, not well positioned for market expansion. We are not aware of any competitor that effectively competed with the quality of our high-speed digital photo systems. In 1998 and 1999 we replaced several ride photo systems installed by competitions. Another class of competitors primarily are involved in front gate photography. New entrants to the themed imaging industry, such as Image ID, Inc. may also aggressively pursue relationships with major parks, vendors and concessionaires to find-established delivery and distribution networks.

    Competitors Include:

       - Freeze Frame (Orlando, FL)--provides front gate systems, taking pictures of people as they enter a park and for sale within a key chain viewer, for example as they depart;

       - Kodak Themed Entertainment (Los Angeles, CA)--has been somewhat successful in the very large parks. It is our understanding that they provide a multi-million dollar sponsorship to the various parks, negotiating rights of first refusal on any new or available photographic souvenir sales sites; and

       - Jackson Digital (Las Vegas, NV)--integrates various components and provides some customized software as a part of the integration solution. Jackson Digital also provides systems for fantasy photographs and old time photos. The themed entertainment segment is not the major focus of the company.

RESEARCH, DEVELOPMENT AND OUR RELATIONSHIP WITH RX TECHNOLOGY EUROPE LIMITED

    Our need to stay ahead of the competition regarding systems cost, picture quality, speed of print and other merchandising possibilities encourages the rapid development of new techniques and services. Research and development takes place in the United Kingdom by the RX Technology Europe Limited engineering team. We have exclusive rights to the technology. We offer them sales, advertising, merchandising and promotional expertise in return for RX Technology Europe Limited's research and development expertise. RX Technology Europe Limited is effectively our supplier for all intellectual property, software and hardware utilized in our operations.

    Of it's own initiative, RX Technology Europe Limited continues to push developments in digital imaging to include the design of custom hardware and software. We continue to be kept fully informed of these developments, with access to the technology and resultant new systems. RX Technology Europe Limited charges us its product cost plus a mark-up to cover the test, supply and support of the items under warranty (for the hardware items). The software is supplied by RX Technology Europe Limited on an as is basis without any charge, for our exclusive use.

    In various combinations these custom and/or proprietary items are utilized within our completed imaging systems, which also includes standard equipment from other manufacturers. These items are currently manufactured in the United Kingdom but could be made by subcontract assembly companies elsewhere. Software and hardware developed by RX Technology Europe Limited and which has been made available to us includes:

    CUSTOM ELECTRONIC HARDWARE

       1.  Ultra-high-speed multi-trigger photographic flash

       2.  Camera triggering and control unit

       3.  PC based multi-monitor display system

       4.  PC based specialized frame grabber

       5.  PC based video print server

       6.  Video Line equalizer and sync corrector

       7.  PC based specialized network communications unit

       8.  Specialized electronic point of sale unit

       9.  Specialized multiple video printer controller

       10. Multiple camera timing and selection unit

       11. Other devices are currently under development

    CUSTOM SOFTWARE

       1.  DOS photo system control/electronic point of sale/accounting software

       2.  Windows specialized digital portrait imaging software

       3.  Windows remote camera control software

       4.  Windows complete imaging software

       4.  Engineering diagnostic and support software

    Due to the long term relationship that exists between us and RX Technology Europe Limited, the companies do not compete and share sales and marketing information. There exists a territorial split that reflects the given practicalities of supporting the installed base. We operate the North and South American continents, and East Asia. RX Technology Europe Limited operates in Europe, Africa, and the western part of Asia. When a sales opportunity arises in the other company's territory that lead is passed to RX Technology Europe Limited or to us, as the case may be.

OUR CREDIT AND FINANCING FACILITIES

    We arranged an asset based line of credit in March 1999 with KBK
Financial Inc. Our credit line was initially approved in the amount of $1,750,000 and is secured by a first priority security interest in our business equipment located in the various locations where we maintain booths and concessions. The unpaid balance of the credit facility as of June 30, 2000 was $929,973. Terms of the line of credit require monthly payments of principal and interest, which should fully amortize the loan in four years. The variable rate of interest on the loan is prime plus 4%. The KBK line of credit is also collateralized by a first priority security interest on our present and future inventory. Our chief executive officer, Mr. Gay, personally guaranteed the loan. Due to the non-payment of amounts due on May 15, 2000, this credit line was placed in default. All amounts currently due have been paid, and this loan is no longer in default.

LEGAL PROCEEDINGS

    We do not have pending any litigation that, separately or in the aggregate, if adversely determined, would have a material adverse effect on us or our operations. We may, from time to time, be a party to litigation or administrative proceedings that arise in the normal course of its business.

EMPLOYEES

    At June 30, 2000, we had 21 full-time employees, ten of whom worked at our executive office in Mandeville, Louisiana, nine of whom travel among our existing and new sites under construction, and two of whom were employed at year-round locations within the United States. We also hire part-time and seasonal employees to staff facilities we have in various theme park locations. At June 30, 2000, we had approximately 357 such part-time and seasonal employees. None of these employees are covered by collective bargaining agreements. We believe we have maintained an excellent relationship with all of our employees.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES

    The following table sets forth certain information regarding our executive officers, directors and key employees as of June 1, 2000. Each director listed below has been elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and they qualify as a director. Our officers and other key personnel serve at the discretion of the board of directors.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Donald Rex Gay............................     58      President, Chairman, Chief Executive
                                                       Officer and Director

Dr. Chris Marvell.........................     44      Chief Technology Officer and Director

Richard F. Govatski.......................     55      Director

Douglas A. Dunbar.........................     45      Vice President and Chief Financial Officer

S. Beatriz Gay............................     31      Secretary/Treasurer

    DONALD REX GAY, has been our president, chief executive officer and chairman of the board since 1994. Mr. Gay founded our business when we were incorporated in December 1993. Mr. Gay has been involved in the formation and growth of several entrepreneurial ventures, including founding Amtronics, Inc., Metarie, Louisiana in 1984 and serving as its president and chief executive officer until 1993, and Amtronics Enterprises, Ltd., Vancouver, B.C. in 1989. In 1980 Mr. Gay founded Allied Health Services Personnel, Inc., a private medical staffing and equipment company and served as its president until 1984. Since 1984, Mr. Gay has been involved in the digital imaging design and manufacturing business. In 1980, Mr. Gay received a certificate licensing him as a certified nurse anesthetist, from Charity Hospital School of Anesthesia where he attended from 1978 to 1980. From 1971 to 1974, Mr. Gay attended the Dallas County Community College in Dallas, Texas where he earned his associate's degree in 1980 in applied sciences--registered nursing. From 1964 to 1967, Mr. Gay attended the Dallas Institute of Mortuary Science, receiving his diploma as a graduate funeral director in 1967. From 1960 to 1964, Mr. Gay was in the U.S. Navy Medical Corps School at the Balboa Navy Hospital located in San Diego, California. Mr. Gay is married to our secretary/treasurer, S. Beatriz Gay.

    DR. CHRISTOPHER MARVELL, PH.D. has been one of our directors since
December 1998. From April 1994 to the present time, Dr. Marvell has been the managing director of RX Technology Europe Limited located in Derbyshire, England and is one of the original developers of our digital imaging photo systems. Between October 1984 to March 1994, Dr. Marvell was the managing director of Marvell Consultants Limited, Nottinghamshire, England. Between October 1983 and October 1984, he served as a senior research officer with Memotech, Ltd., Witney, Oxfordshire. Prior to that time from October 1979 to October 1993,
Dr. Marvell was a project engineer, senior project engineer and project manager with TecQuipment Consultans, Ltd. of Nottingham, England. Dr. Marvell obtained a bachelor of science degree and a Ph.D. degree in electrical and electronic engineering from the University of Nottingham, England in 1976 and 1979, respectively. Dr. Marvell conducts ongoing research and development for RX Technology, Inc. and RX Technology Europe Limited from his facilities in the United Kingdom.

    RICHARD F. GOVATSKI, is the president and chief executive officer of NMXS.com, Inc., a public company that develops and markets products based on internet technology based digital asset management software. Prior to founding NMXAS.com, Inc., Mr. Govatski was the president of Media Publishing
Group, Inc., New York, New York, from July 1988 to June 1994. Mr. Govatski has been instrumental in the formation and growth of other entrepreneurial enterprises since 1982. Mr. Gavotaski received his bachelor of sciences degree in communications from Butler University, Indianapolis, Indiana in 1968.

    DOUGLAS A. DUNBAR, became our vice president and chief financial officer on May 12, 2000. Mr. Dunbar has over 20 years of financial, banking and insurance experience and has experience in mergers and acquisitions, valuation and financing, including in excess of $4 billion of experience in debt, equity and lease financing. Prior to accepting employment with us, Mr. Dunbar was the Director--Business Development from March 1999 until May 2000 with American MetroComm Corporation, a telecommunications firm headquartered in New Orleans, Louisiana, where he was primarily responsible for joint venture development, financial planning and special projects, but also managed the customer service and billing departments on an interim basis. From October 1982 to March 1999, Mr. Dunbar served in various positions with Entergy Services, Inc., the service subsidiary of Entergy Corporation, a public utility holding company primarily serving electric customers in Louisiana, Mississippi, Arkansas and Texas. Prior to joining Entergy Services, Inc., Mr. Dunbar was the assistant to the controller at the Bank of New Orleans and Trust Company and a health and casualty analyst with the actuarial firm of Richard F. Camus and Associates. Mr. Dunbar is the president of Dunbar Financial Management, Inc., a consulting firm. He received his masters in business administration from The University of New Orleans in 1987 and a bachelors in business administration in finance from Loyola University in 1979.

    S. BEATRIZ GAY, has served as our corporate secretary and administers our policies, procedures, personnel management and sales accounting control since January, 1996. Between August 1992 to July 1994, Ms. Gay was a legal secretary at the New Orleans, Louisiana based law firm of Stone, Pigman. Ms. Gay reads, writes and speaks fluently in Spanish and presently liaisons with our business connections in Argentina, Mexico and other prospective Latin American countries. Prior to that from 1989 to February 1992 Ms. Gay was manager for the Hotel Dieu Hospital Cardiology Department Medical Offices. During this time Ms. Gay's functions included that of office manager in addition to medical assistant and technician. Ms. Gay received her training as a legal and medical secretary at Coastal Training Institute, New Orleans, Louisiana from 1986 to 1987. She also attended the Delgado Community College in New Orleans, Louisiana from 1994 to 1996 and studied general business courses. Ms. Gay is married to our chief executive officer, D. Rex Gay.

EMPLOYMENT AGREEMENTS

    We entered into an employment agreement with Mr. Dunbar, our vice president and chief financial officer on May 8, 2000. Mr. Dunbar joined us as of May 12, 2000 and his annual salary is $125,000, plus cash bonuses based on performance and within the discretion of the board of directors. As a part of his compensation arrangement, and as a way to attract highly skilled management employees, we agreed to grant to Mr. Dunbar a total of 130,000 common stock options exercisable at $1.75 per share. Of these total options, 30,000 options are immediately exercisable and the balance of 100,000 options vest over the next four quarters in increments of 25% per quarter.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    At present, we have not entered into any indemnification agreements with our officers or directors. Our re-stated articles of incorporation dated March 4, 1997, provide a comprehensive indemnification provision that provides that we shall indemnify, to the fullest extent under Nevada law, our directors and officers against liabilities incurred with respect to their service in such capabilities. In addition, our Re-stated Articles of Incorporation provide that the personal liability of our directors, officers, and our stockholders for monetary damages will be limited.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and our controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered or sold, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such case.

DIRECTOR'S COMPENSATION

    Our directors who are also officers currently do not receive salaries or fees for serving in their capacity as our directors. We presently have three directors, one of which is also our chief executive officer. We plan to add one or two independent directors to our board of directors during the 12 months following the date of this prospectus. Independent directors will receive $1,000 for attendance at each meeting of our board of directors. We reimburse all directors for any expense incurred in attending meetings of the board of directors.

KEYMAN LIFE INSURANCE

    We do not presently own life insurance covering the death of any officer, director or key employee. We are planning to purchase such insurance in order to provide adequate funding for our repurchase of shares of common stock from the estate of our principal stockholder and chief executive officer, Mr. Gay in the event of his death, and to provide us with capital to replace the loss of Mr. Gay's services to us. We do not presently have such life insurance coverage, nor has Mr. Gay made an application for such coverage. We can make no assurance if and when such life insurance coverage will be obtained, and if available, whether the premiums payable for coverage will be reasonable.

DIRECTORS' AND OFFICERS' INSURANCE

    We do not presently maintain directors' and officers' liability insurance. We can provide no assurance that we will be able to obtain such coverage in the future, or, if such coverage is obtainable, the premiums will not be prohibitive.

BOARD COMPOSITION

    Our board of directors consists of three members who serve as directors for one year terms or until their successors are duly elected and are qualified as directors. Donald Rex Gay, our chief executive officer and a director is the husband of our secretary/treasurer. Vacancies in the office of any director may be filled by a majority of the directors then in office. At least one additional independent director will be added to our board of directors, and our independent directors will serve as members of both committees.

    Our president and chief executive officer is appointed by our board, and all of our other executive officers are appointed by the president and chief executive officer.

COMMITTEES OF THE BOARD

    We plan to establish two standing committees of our board, an audit committee and a compensation committee. Our audit committee will recommend to our entire board of directors the independent public accountants to be engaged by us, reviews the plan and scope of our annual audit, review our internal controls and financial management policies with our independent public accountants and reviews all related party transactions. The compensation committee will review and recommend to our board, the compensation and benefits to be paid to our officers and directors, administer our stock option plan, approve the grant of options under the stock option plan and establish and review general policies relating to compensation and benefits of our employees.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid during our fiscal year ended December 31, 1999 to our chief executive officer, Donald Rex Gay. No other executive officer received a salary and bonus in excess of $100,000 in this year.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL
                                                       COMPENSATION           OTHER COMPENSATION
                                                   --------------------   ---------------------------
                                                                          OTHER ANNUAL    ALL OTHER
NAME AND POSITION                                  SALARY($)   BONUS($)   COMPENSATION   COMPENSATION
-----------------                                  ---------   --------   ------------   ------------
Donald Rex Gay chairman, president and chief
  executive officer..............................   $96,000      -0-           -0-            -0-

    The aggregate compensation paid to all persons who served in the capacity as an executive officer or director during the fiscal year ended December 31, 1999 (3 persons) was $137,139.

                      OPTIONS GRANTS DURING THE TWO YEARS
                            ENDED DECEMBER 31, 1999

                                                                PERCENT OF TOTAL OPTIONS
                                             --------------------------------------------------------------
                                                  NUMBER OF
                                                 SECURITIES
                                             UNDERLYING OPTIONS
                                                   GRANTED
                                             -------------------      GRANTED TO
                                                                     EMPLOYEES IN     EXERCISE   EXPIRATION
NAME                                           1998       1999     FISCAL YEAR 1999    PRICE        DATE
----                                         --------   --------   ----------------   --------   ----------
Donald Rex Gay chairman, president and         -0-        -0-             -0-           -0-          -0-
  chief executive officer..................

    The were no options granted to all persons who served in the capacity as an executive officer or director during the fiscal year ended December 31, 1999 (3 persons). The above table does not include 2,959,836 options granted to Donald Rex Gay at the time that our merger with Valley Excavation and Trucking, Inc. was completed on February 16, 2000, which are now outstanding and exercisable to purchase 2,959,836 shares of our common stock at $1.75 per share.

STOCK OPTION PLAN

    On February 16, 2000, the board of directors adopted, with the approval of the shareholders, a stock option plan, pursuant to which the board is authorized to grant options to purchase up to 5,000,000 shares of our common stock to our key employees, officers, directors, consultants and other agents and advisors. Awards under the plan will consist of both qualified and non-qualified stock options, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards described in the plan.

    The plan is administered by the board of directors which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan. In connection with the qualified stock options to be granted under the plan, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant, or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock. The aggregate fair market value of shares for which qualified stock options granted under the plan are exercisable for the first time by such a 10% or greater employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the plan may be granted at a price determined by the board of directors, not to be less than the fair market value of the common stock on the date of grant.

    The plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any person, as such term is defined in Sections 13(d) and 14(d) of the

Securities Exchange Act of 1934, including a group as defined in Section 13(d), but excluding certain of our stockholders, become the beneficial owners of more than 25% of our outstanding common stock.

    We granted 3,000,000 non-qualified common stock options entitling the former stockholders of RX Technology, Inc. to purchase 3,000,000 shares of our common stock at an exercise price of $1.75 per share. These options were granted on a prorata basis with the number of shares of RX Technology, Inc. common stock held by each shareholder at the time of the agreement and plan of reorganization entered into with Valley Excavation and Trucking, Inc.

    On May 5, 2000, we granted our chief financial officer, Mr. Dunbar, 130,000 options to purchase 130,000 shares of our common stock at $1.75 per share. Of these total options, 30,000 options were granted as fully-vested and are immediately exercisable. The remaining 100,000 options vest and become exercisable quarterly after the date of grant in increments equal to 25% of the 100,000 remaining options. Mr. Dunbar's options were granted under our stock option plan.

    In addition, and as a part of the agreement and plan of reorganization consummated on February 16, 2000, we granted 1,000,000 non-qualified stock options to existing stockholders of Valley Excavation and Trucking, Inc., exercisable to purchase 1,000,000 shares of our common stock at a price of $1.75 per share.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 78.75 of the Nevada Business Corporation Act provides the power to indemnify any officer or director acting in his capacity as our representative who was, is or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. Generally, the only limitation on our ability to indemnify our officers and directors is if they acted in good faith and in a manner which they believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

    Our bylaws provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in our right by reason of the fact that such director or officer is or was serving as our director, officer or employee or, at our request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. Our bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. Our bylaws authorize us to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

LIMITATION OF LIABILITY

    Our articles of incorporation provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer, except for liability:

    - for acts or omissions involving intentional misconduct, fraud or a knowing violation of law; or

    - for the payment of unlawful dividends prohibited by Nevada corporate law.

    At present, there is no pending litigation or proceeding, and we are not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the articles of incorporation or our bylaws.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information with respect to beneficial ownership of the our common stock as of July 7, 2000 by (i) each person who beneficially owns more than 5% of the common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all executive officers and directors as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days, but excludes shares of common stock underlying options or warrants held by any other person. The number of shares before consideration of the offering of the warrants is 12,050,062 and after consideration of the offering of the warrants fully exercised is 12,383,598. Unless otherwise noted, each person has the same address as our executive office.

                                                     NUMBER OF SHARES      PERCENT BENEFICIALLY OWNED
                                                       BENEFICIALLY     --------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED         BEFORE OFFERING   AFTER OFFERING
------------------------------------                 ----------------   ---------------   --------------
Donald Rex Gay.....................................     8,166,892            65.5%             66.1%
Lancer Offshore, Inc./Lancer Partners, L.P. .......     1,015,000             8.4%              8.7%
  375 Park Avenue
  Suite 2006
  New York, New York 10152

RX Technology Europe Limited.......................        92,101              .7%               .7%
Draycott Hall
  Derwent Street
  Draycott, Derbyshire, DE7 3NF,
  United Kingdom

Richard F. Govatski................................           -0-             -0-               -0-

Dr. Chris Marvell..................................           -0-             -0-               -0-

Douglas A. Dunbar..................................        30,000              .2%               .2%

S. Beatriz Gay.....................................           -0-             -0-               -0-

Total for all officers and directors as a group (5      8,288,993            66.5%             66.9%
  persons).........................................

------------------------

    - Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

    - Includes 2,959,836 fully-vested non-qualified common stock options that expire five years from the date of grant and that are exercisable at $1.75 per share, that were granted to Donald Rex Gay pursuant to our stock option plan. Includes 274,056 warrants to be received by Mr. Gay on or about May 1, 2000 as a part of our distribution of 501,493 warrants to our existing stockholders of record, exercisable until December 31, 2001 at a price of $6.00 per share.

    - Includes 33,356 fully-vested non-qualified common stock options that expire five years from the date of grant and that are exercisable at $1.75 per share, that were granted to RX Technology Europe Limited, a company controlled by Dr. Chris Marvel, pursuant to our stock option plan. Includes 3,092 warrants to be received by RX Technology Europe Limited on or about May 1, 2000 as a part of our distribution of 501,493 warrants to our existing stockholders of record, exercisable until December 31, 2001 at a price of $6.00 per share.

    - Includes 30,000 fully-vested non-qualified common stock options that expire May 5, 2005 that are exercisable at $1.75 per share, that were granted to Mr. Dunbar as a part of his employment agreement, and which were granted pursuant to our stock option plan. Excludes Mr. Dunbar's 100,000 common stock options that vest quarterly commencing after the first quarter of his employment date.

    - S. Beatriz Gay is the wife of Donald Rex Gay.

                              CERTAIN TRANSACTIONS

    In 1997 when we were formed, we sold 1,800,000 shares of our common stock for total consideration of $9,000 to its founders, including Darold Moeller and Lynn Dixon.

    Prior to the agreement and plan of reorganization taking effect, we agreed to dispose of our remaining assets previously used in our excavation, trucking and snow removal business. These assets, consisting of four pieces of equipment, were carried on our financial statements at $40,960 net of depreciation expense. These assets were recently appraised at $26,000 and have been sold to Darold Moeller, one of our founders, a former director and our former chief executive officer. The $26,000 purchase price is to be paid by the assumption of an outstanding lease with a $4,232 payoff due and a $21,768 promissory note issued by Mr. Moeller which is due in six months and which bears interest at 6% per year.

    We purchase most, if not all, of our photo systems equipment from RX Technology Europe Limited. RX Technology Limited Europe charges us their own cost plus a mark-up to cover the test, supply and support of the items under warranty (for the hardware items). The software developed by RX Technology Europe Limited is supplied "as is" to us without any charge, to be used by us. One of the principal owners of RX Technology Europe Limited is Dr. Chris Marvell, who is also one of our directors. An informal form of license agreement was entered into between us and RX Technology Europe Limited on January 25, 2000. This agreement has a one-year term and provides for an automatic renewal for an additional one-year term, but is subject to termination in the event of the insolvency of either party, or if we do not pay the amounts due to RX Technology Europe Limited for our equipment purchases when due. In the event of a change of control in RX Technology Europe Limited or us, the availability to us of the license agreement with RX Technology Europe Limited could possibly be jeopardized.

    In December 1999, we owed RX Technology Europe Limited $101,424 on equipment purchases we made during that year. We agreed with RX Technology Europe Limited to convert the balance of that amount due to 22,539 shares of our common stock valued at $4.50 per share, which was what we believed to be the fair market value of our common stock at that time.

    In March 2000, we converted advances and receivables to promissory notes payable by our chief executive officer, Mr. Gay, and a company wholly-owned by Mr. Gay, The Digital Photo Store, Inc. These advances and receivables are the subject of a promissory note dated March 29, 2000 issued to us by Mr. Gay individually and a second promissory note given by The Digital Photo Store, Inc. dated March 29, 2000. Interest on the unpaid balance of both promissory notes accrues at the rate of 8% per year, and the balance of all principal and accrued interest on each promissory note is due in full on or before December 31, 2000. Both promissory notes are unsecured and on a combined basis, the principal balance of the notes as of June 30, 2000 was $368,092.

                           DESCRIPTION OF SECURITIES

OUR COMMON STOCK

    We are authorized to issue 50,000,000 shares of common stock. We now have 9,026,870 shares of common stock issued and outstanding.

    Holders of our common stock are entitled to receive as, when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any dividend preferences attributable to any preferred stock that may be authorized. Holders of common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. There are no preemptive, conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution.

OUR PREFERRED STOCK

    Pursuant to our articles of incorporation, we are authorized to issue 1,000,000 shares of "blank check" preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. The board, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, in certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our outstanding common stock at a premium, or otherwise adversely affect the price of our common stock. At present, we have issued no shares of preferred stock outstanding.

OUTSTANDING OPTIONS

    At the time that we acquired RX Technology, Inc. pursuant to the agreement and plan of reorganization dated December 27, 1999, we agreed to issue at the closing of the acquisition, 3,000,000 non-qualified common stock options that are now outstanding and that are exercisable to purchase 3,000,000 shares of our common stock at $1.75 per share. These options were issued to existing stockholders of record of RX Technology, Inc. on February 16, 2000, which is the date that the acquisition was effective. In addition, and as a part of the agreement and plan of reorganization, we issued 1,000,000 non-qualified common stock options that are now outstanding and that are exercisable to purchase 1,000,000 shares of our common stock at $1.75 per share.

    On May 1, 1999, RX Technology, Inc. granted to Capstone Partners, L.C. of Atlanta, Georgia, an NASD-member broker dealer, 246,653 options to purchase 246,653 shares of our common stock at an adjusted exercise price of $.81 per share. These options expire May 1, 2002 and are now outstanding.

    On May 5, 2000, we granted a total of 130,000 options exercisable at $1.75 per share to our chief financial officer Mr. Dunbar, pursuant to our stock option plan. Of this total, 30,000 options vested immediately on the date of grant and 100,000 options vest quarterly after the date of grant in equal increments of 25% each quarter.

    Our outstanding options contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of a liquidation, dissolution or winding-up of our company, holders will not be entitled to participate in our assets. Holders of our options have no voting, preemptive, liquidation or other rights of a stockholder, and no dividends may be declared on the options.

    The options granted to Capstone Partners, L.C. may be exercised by surrendering the option certificate evidencing the options to be exercised, with the exercise form included therein duly completed and executed, and paying to us the exercise price per share in cash or check. The Capstone Partners, L.C. options also include a cashless exercise provision allowing the exercise of the options by delivery to us of a certain number of shares of our common stock rather than cash or a check.

REGISTRATION RIGHTS

    We previously granted registration rights covering the 246,653 shares of common stock underlying the 246,653 options granted to Capstone Partners, L.C. The holders of these options have a right to the registration of the underlying common stock in the event of an underwritten public offering of our securities. These registration rights provide that we will pay all of the expenses associated with the registration of the underlying shares of common stock, except that each holder of the options shall pay a prorata share of the holders' expenses that relates to the registration, offer and sale of the common stock. Registration of shares of our common stock pursuant to the exercise of registration rights under the

Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration.

THE WARRANTS

    We have declared a distribution of 501,493 common stock purchase warrants to shareholders of record as of May 1, 2000. The warrants are exercisable at $6.00 per share, prior to December 31, 2001, subject to effectiveness of registration of the warrants and underlying shares.

    - We may redeem all or a portion of the warrants, at $.01 per warrant, at any time upon 30 day's written notice to the warrant holders. The warrants may be redeemed whether or not a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his warrants prior to the redemption date, as set forth on our notice of redemption, will forfeit his right to purchase the shares of common stock underlying such warrants, and after such redemption date any outstanding warrants referred to in such notice will become void and be canceled. If we do not redeem the warrants, they will expire at the conclusion of the exercise period unless we extended the exercise date.

    - We may at any time, and from time to time, extend the exercise period of the warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, we may, at any time, reduce the exercise price thereof by written notification to the holders thereof. We do not presently contemplate any extensions of the exercise period or reduction in the exercise price of the warrants.

    - The exercise price for the warrants is subject to adjustment if we declare a share dividend or subdivide the number of our outstanding shares of common stock into a greater or lesser number of outstanding shares of common stock. In such events, the $6.00 per share exercise price will be reduced or increased proportionately and the number of shares purchasable under the warrants will be increased or decreased proportionately. Also, any dividend paid or distributed on our common stock in shares of any other capital stock will be treated as a dividend paid in our common stock.

    - The warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of our company, warrant holders will not be entitled to participate in our assets. Warrant holders have no voting, preemptive, liquidation or other rights of a our stockholders, and no dividends may be declared on the warrants.

    - The warrants may be exercised by surrendering to us, a warrant certificate evidencing the warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to us the exercise price per share in cash or check payable to us. Stock certificates will be issued as soon thereafter as practicable.

    - The warrants will not be exercisable unless the warrants and the shares of common stock underlying the warrants are registered or otherwise qualified in applicable jurisdictions.

    - The warrants are nontransferable by their terms, cannot be transferred without our consent and will be "restricted securities" pursuant to the definition of that term used in Rule 144. The warrants will be stamped with a restrictive legend.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Of the 9,026,870 shares of our common stock outstanding prior to the exercise of any warrants, 7,000,000 shares are available for resale only under Rule 144 of the Securities Act. Of this number of shares of common stock, 6,003,653 are held by our officers, directors and principal shareholders and are resaleable under Rule 144 provided certain volume and manner of sale conditions are complied with. In addition, the 501,493 shares of common stock underlying the warrants will also be freely tradable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of common stock presently outstanding are restricted and/or affiliate securities that are not presently, but may in the future be sold, pursuant to Rule 144, into any public market that may exist for the common stock. Future sales by current stockholders could depress the market prices of the common stock in any such market.

    In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including our affiliates, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the common stock becomes quoted on a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year has elapsed since the restricted securities being sold were acquired from us or any of our affiliates, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from us or our affiliates, a person who has not been an affiliate of ours for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                              PLAN OF DISTRIBUTION

    This prospectus and the registration statement of which it is part relate to the offer and sale of 501,493 shares of our common stock issuable upon the exercise of the warrants at an exercise price of $6.00 per share. The warrants will be distributed as a dividend with respect to the common stock to stockholders of record as of May 1, 2000. The warrants are exercisable until December 31, 2001, provided this prospectus is still current or has been updated.

    We will manage this offering without an underwriter, and the shares of our common stock will be offered and sold by us, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, we will pay the costs of preparing, mailing and distributing this prospectus to the holders of the warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

    There is no assurance that all or any shares of our common stock underlying the warrants will be sold, nor any requirement, or escrow provisions to assure that, any minimum amount of warrants will be exercised. All funds received upon the exercise of any warrants will be immediately available to us for our use.

WARRANT EXERCISE PROCEDURES

    The warrants may be exercised in whole or in part by presentation of the warrant certificate, with the purchase form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the exercise price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the exercise price shall be made in lawful money of the United States of America in cash or by cashier's or certified check payable to the order of RX Technology Holdings, Inc. Warrant Exercise Account.

    All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by our transfer agent or warrant agent, together with the certificates being surrendered and full payment of the exercise price in cleared funds, the checks or other funds will be delivered to us and the transfer agent or warrant agent will promptly issue certificates for the underlying shares of common stock. It is presently estimated that certificates for the shares of common stock will be available for delivery in Salt Lake City, Utah at the close of business on the 10th business day after the receipt of all required documents and funds.

TRANSFER AGENT

    The transfer agent for our common stock and warrant agent for the common stock purchase warrants is Interwest Transfer Co., Inc., Salt Lake City, Utah. As of July 7, 2000 we had 75 shareholders of record.

MARKET FOR COMMON STOCK

    The following table sets forth the high and low bid prices for shares of our common stock for the periods noted, as reported by the Electronic Bulletin Board maintained by the NASD and in the Pink Sheets maintained by the National Quotations Bureau, Inc. Quotations reflect the inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. On February 17, 2000, our common stock began price quotations, a result of our agreement and plan of reorganization entered into with Valley Excavation and Trucking, Inc., under the symbols "RXTX." Since February 17, 2000, recent bid and ask quotations for our common stock are as follows:

                                                                                     BID PRICES
                                                                                 -------------------
YEAR                    PERIOD                                                     HIGH       LOW
----                    ------                                                   --------   --------
2000                    February 2000.........................................    $4.125     $4.02
                        March 2000............................................    $4.25      $4.12
                        April 2000............................................    $3.35      $2.69
                        May 2000..............................................    $2.20      $2.20
                        June 2000.............................................    $2.50      $2.50

    Pursuant to NASD Eligibility Rule 6530, issued on January 4, 1999, issuers who do not make current filings pursuant to Sections 13 and 15(d) of the Securities Act of 1934 are ineligible for listing on the Over-the-Counter Electronic Bulletin Board. Pursuant to the rule, issuers who are not current with such filings are subject to delisting pursuant to a phase-in schedule depending on each issuer's trading symbol as reported on January 4, 1999. For purposes of delisting our common stock, our trading symbol is RXTX. Therefore, pursuant to the phase-in schedule, we were delisted on May 7, 2000 and price quotations for our common stock have been included in the Pink Sheets since that date.

    We are not currently in compliance with the rule, and in the past, we have not made any filings pursuant to Sections 13 and 15(d) of the Securities Act of 1934. We have filed this registration statement on Form SB-2 in order to register the shares of our common stock that underlie the 501,493 warrants being distributed to our stockholders of record as of May 1, 2000, and if declared effective by the Securities and Exchange Commission, we will thereafter be a reporting company and, assuming we file all periodic reports required by Sections 13 and 15(d) of the Securities and Exchange Act of 1934, we will be in compliance with the rule. We are not eligible for price quotations on the Over-the-Counter Bulletin Board until this registration statement becomes effective on order of the Securities and Exchange Commission and we otherwise satisfy the eligibility rule to be reinstated on the Over-the-Counter Bulletin Board.

                                    EXPERTS

    Our financial statements as of December 31, 1999 and for the two year period ended December 31, 1999, included in this prospectus have been so included in reliance on the report of Wegmann-Dazet & Co., certified public accountants, a professional corporation, Metarie, Louisiana, independent auditors, given on the authority of such firm as experts in accounting and auditing.

    The financial statements as of December 31, 1999 and for the two year period ended December 31, 1999, included in this prospectus on behalf of Valley Excavation and Trucking, Inc. have been so included in reliance on the report of Pritchett, Siler & Hardy, P.C, of Salt Lake City, Utah, independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the common stock offered by this prospectus will be passed upon for us by Gregory Bartko, Esq. of Atlanta, Georgia.

                             ADDITIONAL INFORMATION

    This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the Commission. We refer to the registration statement and to the exhibits to such registration statement for further information with respect to us and the securities offered in this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

    After the effective date of this registration statement, we will file annual, quarterly and special reports and other information with the Commission. Such reports and information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Our common stock is quoted in the Pink Sheets maintained by the National Quotations Bureau, Inc. under the symbol "RXTX." The Commission maintains a website that will contain all information filed electronically by us. The address of the Commission's website is (www.sec.gov.).

                              RX TECHNOLOGY, INC.

                                    CONTENTS

                                                               PAGES
                                                              --------
Independent Auditors' Report................................     F-2

Financial Statements

  Balance Sheet.............................................     F-3

  Statements of Operations..................................     F-4

  Statements of Changes in Stockholders' Equity.............     F-5

  Statements of Cash Flows..................................     F-6

  Notes to Financial Statements.............................     F-7

             RX TECHNOLOGY HOLDINGS, INC. AND SUBSIDIARY

  Balance Sheets at March 31, 2000 and December 31, 1999
    (unaudited).............................................    F-14

  Statement of Operations
    Three Months Ended March 31, 2000 and 1999
    (unaudited).............................................    F-15

  Statement of Changes in Stockholders' Equity
    Three Months Ended March 31, 2000.......................    F-16

  Statement of Cash Flows
    Three Months Ended March 31, 2000 and 1999
    (unaudited).............................................    F-17

  Notes to Condensed Consolidated Financial Statements
    Three Months Ended March 31, 2000 and 1999
    (unaudited).............................................    F-18

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
RX Technology, Inc.

    We have audited the accompanying balance sheet of RX Technology, Inc. as of December 31, 1999, and the related statements of operations and stockholders(1) equity and cash flows for each of the two years in the period ended
December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RX Technology, Inc. as of December 31, 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                          WEGMANN-DAZET & CO. APC

Metairie, Louisiana
January 13, 2000

                              RX TECHNOLOGY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1999

                                                                 1999
                                                              ----------
                                 ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $  109,958
  Accounts receivable, trade, less allowance for doubtful
    accounts of $2,500 in 1999                                   286,750
  Inventory.................................................     190,055
                                                              ----------
    Total Current Assets....................................     586,763
Property and equipment, at cost, less accumulated
  depreciation of $664,512..................................   2,538,168
Due from shareholder........................................      11,341
Other assets................................................      25,981
                                                              ----------
TOTAL ASSETS................................................  $3,162,253
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable.............................................  $1,784,366
  Advance from Valley Excavation & Trucking, Inc............     395,000
  Line of credit............................................      48,547
  Current portion of long-term debt.........................      40,225
  Accounts payable..........................................     484,333
  Accrued expenses..........................................     185,227
  Deferred revenue..........................................      50,000
                                                              ----------
    Total Current Liabilities...............................   2,987,698

Long-term debt, less current portion........................      47,846
Deferred income taxes.......................................      93,063
                                                              ----------
    TOTAL LIABILITIES.......................................   3,128,607
                                                              ----------
STOCKHOLDERS' EQUITY
  Common stock, .001 per share par value, 20,000,000 shares
    authorized, 2,027,139 shares issued and outstanding.....       2,027
  Preferred stock, .001 per share par value, 5,000,000
    shares authorized, no shares issued and outstanding.....          --
Additional paid-in capital..................................     719,727
Retained (deficit)..........................................    (688,108)
                                                              ----------
    TOTAL STOCKHOLDERS' EQUITY..............................      33,646
                                                              ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $3,162,253
                                                              ==========

                See accompanying Notes to Financial Statements.

                              RX TECHNOLOGY, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
Revenues....................................................  $ 6,028,397   $ 4,332,411

Cost of Revenues............................................    3,049,454     2,182,860
                                                              -----------   -----------
    Gross Profit............................................    2,978,943     2,149,551
                                                              -----------   -----------
Operating Expenses
  Photo Sales Expense.......................................    1,490,270     1,035,576
  General and Administrative expenses.......................    1,330,457       728,752
  Depreciation and Amortization.............................      386,443       212,145
                                                              -----------   -----------
      Total Operating Expenses..............................    3,207,170     1,976,473
                                                              -----------   -----------
    Net Operating (Loss) Income.............................     (228,227)      173,078
                                                              -----------   -----------
Other Income (Expense)
  Interest Income...........................................          425            --
  Interest Expense..........................................     (445,774)     (143,650)
  Financing Fee.............................................     (150,000)           --
  Other.....................................................          230           552
                                                              -----------   -----------
    Other Income (Expense), Net.............................     (595,119)     (143,098)
                                                              -----------   -----------
(Loss) Income Before Income Taxes...........................     (823,346)       29,980

  Income tax expense........................................           --       (16,431)
                                                              -----------   -----------
Net (Loss)Income............................................  $  (823,346)  $    13,549
                                                              ===========   ===========

                See accompanying Notes to Financial Statements.

                              RX TECHNOLOGY, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                  ADDITIONAL
                                                        COMMON     PAID-IN     RETAINED
                                                        STOCK      CAPITAL     EARNINGS     TOTAL
                                                       --------   ----------   ---------   --------
Balance at December 31, 1997.........................   $2,000     $373,046    $ 121,689   $496,735

  Net income.........................................       --           --       13,549     13,549
                                                        ------     --------    ---------   --------
Balance at December 31, 1998.........................    2,000      373,046      135,238    510,284

  Forgiveness of related-party debt..................       --       95,279           --     95,279
  Net loss...........................................       --           --     (823,346)  (823,346)
  Stock issued for cash--4,600 shares................        5           --           --          5
  Stock warrants issued for 222,733 shares of common
    stock............................................       --      150,000           --    150,000
  Conversion of debt for 22,539 shares of stock......       22      101,402           --    101,424
                                                        ------     --------    ---------   --------
Balance at December 31, 1999.........................   $2,027     $719,727    $(688,108)  $ 33,646
                                                        ======     ========    =========   ========

                See accompanying Notes to Financial Statements.

                              RX TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999         1998
                                                              ----------   ----------
Cash flows from operating activities:
Net (loss) income...........................................  $ (823,346)  $   13,549
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation............................................     386,443      212,145
    Increase in provision for bad debts.....................       1,354        1,146
    Deferred taxes..........................................          --       16,431
    Issuance of stock warrants..............................     150,000           --
  (Increase) decrease in operating assets:
    Accounts receivable, trade..............................    (215,823)     (39,397)
    Inventory...............................................    (190,055)     451,700
    Prepaid expenses........................................      27,724      (27,724)
    Other assets............................................     (16,311)      (8,420)
  Increase (decrease) in operating liabilities:
    Accounts payable........................................    (191,713)     280,533
    Accrued expenses........................................      69,445      133,319
    Due to related-parties..................................      38,934      157,769
    Deferred revenue........................................      50,000           --
                                                              ----------   ----------
Net Cash (Used) Provided by Operating Activities............    (713,348)   1,191,051
                                                              ----------   ----------
Cash Flows From Investing Activities:
    Acquisitions of property and equipment..................    (800,508)  (1,601,186)
                                                              ----------   ----------
Net Cash (Used) by Investing Activities.....................    (800,508)  (1,601,186)
                                                              ----------   ----------

Cash Flows From Financing Activities:
    Advances on short-term notes payable....................   2,327,683      631,912
    Repayments on short-term notes payable..................  (1,181,237)          --
    Advances on line of credit..............................      15,400       44,082
    Repayments on line of credit............................     (10,935)          --
    Repayments on long-term notes payable...................     (33,840)    (134,347)
    Advance from Valley Excavation & Trucking, Inc..........     395,000           --
    Due from shareholder....................................      18,046      (42,265)
                                                              ----------   ----------
Net Cash Provided by Financing Activities...................   1,530,117      499,382
                                                              ----------   ----------
    Net Increase in Cash and cash equivalents...............      16,261       89,247
    Cash and cash equivalents at Beginning of the Year......      93,697        4,450
                                                              ----------   ----------
      Cash and cash equivalents at the end of the year......  $  109,958   $   93,697
                                                              ==========   ==========

                See accompanying Notes to Financial Statements.

                              RX TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

1) NATURE OF THE COMPANY

    RX Technology, Inc. (the Company), a Nevada corporation, is an international company that markets and services digital image processing equipment and specializes in the electronic capture, presentation and sale of pictures of guests on amusement park ride attractions. The Company currently operates in the United States of America and in Argentina.

2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The significant accounting policies followed by the Company are summarized as follows:

    (a) DEPRECIATION

    For financial statement purposes the straight-line method is used to determine depreciation. Depreciation is taken over the following useful lives for financial reporting purposes:

Buildings...................................................  7-15 years
Park equipment..............................................  7-10 years
Computers...................................................     7 years

    (b) INCOME TAXES

    Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

    (c) ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (d) INVENTORY

    Inventory is stated at the lower of cost or market. Cost is determined principally on the average cost method. The inventory consists of finished goods and supplies.

    (e) REVENUE RECOGNIZATION

    The Company recognizes revenues from the sale of pictures as the pictures are sold to the customers. Revenues on the sale of product are recognized when shipped to the customer. Approximately 82% of the revenues are from the sale of pictures and 18% from the sale of product.

    The Company furnishes and installs photosystem equipment to numerous amusement parks worldwide. The Company and the amusement parks share the revenues generated. The Company's percentage of revenue varies from 40% to 70%, depending on the agreement with the amusement park.

                              RX TECHNOLOGY, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

3) FINANCIAL INSTRUMENTS

    Estimated fair values of the Company's financial instruments (all of which are held for nontrading purposes) are as follows:

                                                                1999
                                                       -----------------------
                                                        CARRYING       FAIR
                                                         AMOUNT       VALUE
                                                       ----------   ----------
Assets:
  Cash and cash equivalents..........................  $  109,958   $  109,958
  Accounts receivable................................     286,750      286,750
  Due from shareholder...............................      11,341       11,341
Liabilities:
  Short-term and long-term debt......................  $3,035,544   $3,035,544

    Fair values were determined as follows:

    The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued expenses, deferred income, short-term debt and current installments of long-term debt approximate fair value because of the short-term maturity of these instruments.

    The fair value estimates of long-term debt were based upon quotes from major financial institutions taking into consideration current rates offered to the Company for debt of the same remaining maturities.

4) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include approximately $80,465 held in interest-bearing money market funds at December 31, 1999. Interest earned on investments in money market funds varies in accordance with market rates of interest. The Company maintains fluctuating cash balances with financial institutions in excess of insured levels.

    The Company considers money market funds and certificates of deposit with maturities of 90 days or less to be cash equivalents.

5) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                 1999
                                                              ----------
Buildings...................................................  $  229,767
Park equipment..............................................   2,937,262
Computers...................................................      35,651
                                                              ----------
                                                               3,202,680
Less accumulated depreciation...............................    (664,512)
                                                              ----------
                                                              $2,538,168
                                                              ==========

                              RX TECHNOLOGY, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

6) INCOME TAXES

    The provision for income taxes consists of the following:

                                                              1999       1998
                                                            --------   --------
Current taxes:
  Deferred tax expense....................................  $    --    $16,431
                                                            =======    =======

    Temporary differences giving rise to the deferred tax assets and liabilities are due to the reporting of certain items differently for tax and financial reporting purposes. The items consist primarily of depreciation, amortization, allowance for doubtful accounts, and net operating loss carryforwards. At December 31, 1999, the Company recorded a valuation allowance of $266,730 on the deferred tax assets.

    The following is a reconciliation of income tax benefit (expense) at the federal statutory rate to the provision for income taxes.

                                                           1999        1998
                                                         ---------   --------
Tax at statutory rate of 34%...........................  $ 279,938   $(10,193)
Valuation allowance....................................   (266,730)        --
Other..................................................    (13,208)    (6,238)
                                                         ---------   --------
                                                         $       0   $(16,431)
                                                         =========   ========

    The following is a summary of the significant components of deferred tax assets and liabilities as of December 31, 1999:

Deferred tax assets.........................................  $ 266,730
Less: valuation allowance...................................   (266,730)
                                                              ---------
Net deferred tax assets.....................................         --
Deferred tax liability......................................     93,063
                                                              ---------
Net deferred tax liability..................................  $  93,063
                                                              =========

    The Company has net operating loss carryforwards available to offset future income which expire as follows:

                                                              NET OPERATING
YEAR ENDING DECEMBER 31                                           LOSS
-----------------------                                       -------------
2018........................................................     $ 24,009
2019........................................................      872,087

                              RX TECHNOLOGY, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

7) LINE OF CREDIT

The Company has a $50,000 revolving line of credit with a
bank, with interest at a variable rate. At December 31,
1999, the rate was 10.25%. Interest is payable monthly, and
the line is unsecured.......................................      $48,547
                                                                  =======

8) NOTES PAYABLE

On April 1, 1999, the Company entered into a finance
transaction with Banc One Capital BIDCO-1998, LLC ("Banc
One") that provided $500,000 to the Company for equipment
financing purposes. The note is a senior subordinated
promissory note due on April 15, 2000 with interest
accruing thereon at the rate of 21% per year. The Company's
chief executive officer and majority stockholder personally
guaranteed the repayment of the principal and interest under the note. In addition, the majority stockholder has executed a stock pledge agreement dated April 1, 1999, agreeing to
pledge his 2,000,000 shares of the Company's common stock as additional security for the repayment of the promissory
note. The note is secured by certain assets of the
Company.....................................................  $   500,000
Note payable to a finance company dated March 26, 1999, with monthly payments of $82,175 including interest at a variable rate. The rate at December 31, 1999 was 12.5%. The note is
secured by all accounts, inventory and equipment and the
personal guarantee of the majority stockholder. The note
matures on April 15, 2000. The maximum amount available
under the agreement is $1,750,000...........................    1,133,549
Note payable to a vendor dated July 20, 1999, with monthly
payments of $10,000 including 10% interest until the balance
is paid in full. The note is unsecured......................       84,623
Note payable to a vendor dated March 31, 1999, with monthly
payments of $10,000 including 10% interest until the balance
is paid in full. The note is unsecured......................       66,194
                                                              -----------
                                                              $ 1,784,366
                                                              ===========

9) LONG-TERM DEBT

Note payable to a finance company dated May 8, 1997, with
monthly installments of $1,033 including interest at 12%.
The note matures on May 8, 2002. This note is collateralized
by park equipment purchased through this note...............      $25,123
Note payable to a finance company dated June 9, 1997, with
monthly installments of $1,001 including interest of 12%.
The note matures on June 9, 2002. This nots is
collateralized by park equipment purchased through this
note........................................................       25,096
Note payable with a finance company dated August 15, 1997,
with monthly installments of $1,036 including interest of
18.44%. The note matures on July 15, 2002. This note is
collateralized by park equipment purchased through this
note........................................................       25,397
Note payable with a finance company dated December 15, 1997, with monthly installments of $1,187 including interest of
25.58%. The note matures on October 15, 2000. The note is
collateralized by park equipment and computer equipment
purchased through this note.................................       12,455
                                                                  -------
                                                                   88,071
  Less current portion......................................      (40,225)
                                                                  -------
                                                                  $47,846
                                                                  =======

                              RX TECHNOLOGY, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

9) LONG-TERM DEBT (CONTINUED)
    Maturities of long-term debt are as follows:

Year ending December 31, 2000...............................      $40,225
                       2001.................................       32,029
                       2002.................................       15,817

10) CONTINGENCIES

    The Company is a defendant in a civil action in which an individual asserts that the Company breached a contract. The claim is for $47,500. The Company intends to vigorously defend this action. The ultimate resolution of this matter is not ascertainable at this time. No provision has been made in the financial statements related to this claim.

11) RELATIONSHIP WITH RX TECHNOLOGY LIMITED, EUROPE

    RX Technology Limited, Europe is the exclusive supplier of custom designed electronic hardware and software for RX Technology, Inc. RX Technology Limited, Europe is the inventor of these items and continually performs research and development to enhance, update and expand the functionality of these items.

    The relationship between RX Technology Limited, Europe and RX Technology, Inc. comes down to a personal relationship between the owners of both companies.

    RX Technology Limited, Europe will investigate new developments in the field of digital photography and design custom hardware and software to exploit these new developments. RX Technology, Inc. will then be kept fully informed of these developments and freely offered them. RX Technology Limited, Europe will charge RX Technology, Inc. their own cost plus a mark-up to cover the test, supply and support of the items under warranty (for the Hardware Items). The Software will be supplied "as is" to RX Technology, Inc., without any charge, to be used by RX Technology, Inc.

    RX Technology, Inc., on encountering an application or opportunity, may request that RX Technology Limited, Europe develops specific hardware and software to meet these requirements. RX Technology Limited, Europe is committed (within reason and time constraints) to comply with these requests and will perform the necessary research and development at its own expense. Naturally, both RX Technology Limited, Europe and RX Technology, Inc. will then mutually benefit from the new development.

    In summary, RX Technology Limited, Europe acts as the research and development vendor of RX Technology, Inc. Intellectual property in the software and hardware developed remains with RX Technology Limited, Europe, but RX Technology, Inc. is free to use the developments in any way it sees fit.

    In 1999, a loan in the amount of $101,424 to the Company from RX Technology Limited, Europe was converted to equity through the issuance of 22,539 shares of common stock at $4.50 per share.

12) CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable. The Company grants credit, which is unsecured, to customers all of whom are involved in the amusement park industry.

                              RX TECHNOLOGY, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

13) SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Interest paid for December 31, 1999 and 1998, was $343,262 and $143,650, respectively.

    Noncash investing and financing activities:

                                                                1998
                                                              --------
Acquisition of computer equipment with debt.................  $30,882
                                                              =======

14) SUBSEQUENT EVENT

    On December 7, 1999, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with Valley Excavation and Trucking, Inc., a Nevada corporation ("Valley"), that is listed for price quotations on the NASD(1)s Over-the-Counter Electronic Bulletin Board ("OTCBB") under the symbols "VETI." The Agreement contemplates that all of the outstanding shares of common stock of the Company will be exchanged at closing for a certain number of shares of the common stock of Valley. As of the closing date of the Agreement, the 2,027,139 shares of the Company's outstanding common stock will be exchanged for 5,000,000 shares of Valley common stock. In addition, and as an additional term of the Agreement, the shareholders of the Company on the date of the closing, will be granted an option on a prorata basis to their current ownership, to purchase 3,000,000 additional shares of the Company(1)s common stock at an exercise price of $1.75 per share. Also, options to purchase up to 1,000,000 shares of Valley at $1.75 per share will be made available for grants to employees of the Company under an employee stock option plan to be approved by the directors of the Company.

    The closing of the transactions contemplated by the Agreement are subject to several conditions. The most important of these conditions is that Valley shall first have completed a Regulation D, Rule 506 offering of its common stock structured to offer 1,830,000 shares of its common stock at an offering price of $1.75 per share for an aggregate offering amount of $3,202,500. The Company has already received $375,000 in loans as of December 31, 1999 which are expected to be converted to equity in the purchase of shares in the private offering. If these debt holders convert to stock they will do so at $1.50 per share and will receive 250,000 shares. In connection with this conversion, the Company will record interest expense of $62,500 in the first quarter of 2000.

    At the closing of the transactions contemplated by the Agreement, existing management of Valley will resign as such and the existing management of the Company will become the officers and directors of Valley. After the closing, the Company intends to forthwith prepare and file a Form SB-2 registration statement with the United States Securities and Exchange Commission ("SEC") in order to become a fully reporting company as required for eligibility to continue price quotations on the OTCBB.

    The parties to the Agreement expect the transactions to close not later than February 16, 2000.

15) RELATED-PARTY TRANSACTIONS

    The Company had a related-party debt owed to Phototech which has been forgiven. Total debt forgiven at December 31, 1999, was $95,279 and has been recorded as additional paid-in capital.

                              RX TECHNOLOGY, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

16) FOREIGN OPERATIONS

    The Company operates in Argentina. The net book value of the assets in Argentina at December 31, 1999, was $126,000. The equipment in Argentina contributed $197,600 of the total operating revenues of the Company for the year ended December 31, 1999.

17) WARRANTS

    The Company granted certain common stock purchase warrants associated with a $500,000 note dated April 1, 1999. The warrants allow the holder to purchase 222,733 shares of the Company's common stock for $50. The warrants expire at the earliest of (a) the occurrence of a public offering, (b) ten (10) years after the closing date or (c) six (6) years after repayment of the debt. The warrants have put rights at any time after five (5) years of closing date. The estimated fair value of these warrants at the date issued was $150,000.

    The Company also granted a five-year option to a consultant on May 1, 1999, to purchase 100,000 shares of the Company's common stock at an exercise price of $2.00 per share. The estimated fair value of these options at the date issued was less than the exercise price. The Company calculated the fair value of this option using the Black-Scholes Model which calculated the fair value to be $0.

    The Company used the following assumptions for the calculation on the date of grant:

Stock price..........................         $1.50

Exercise price.......................         $2.00

Term.................................       3 years

Volatility...........................           0.0

Dividend rate........................           0.0

Discount rate........................            6%

                          RX TECHNOLOGY HOLDINGS, INC.
                                 AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                               MARCH 31,    DECEMBER 31,
                                                                 2000           1999
                                                              -----------   ------------
                                         ASSETS

Current assets
  Cash......................................................  $   596,416    $2,486,998
  Accounts receivable, less allowance for doubtful accounts
    of $2,500
    and $2,500..............................................      126,715       286,750
  Inventories...............................................      167,136       190,055
                                                              -----------    ----------
    Total current assets....................................      890,267     2,963,803

Property and equipment--at cost, less accumulated
  depreciation and amortization.............................    3,320,214     2,538,168

Notes receivable............................................      307,500            --

Due from shareholder........................................       11,114        11,341

Other assets................................................       42,678        46,758
                                                              -----------    ----------
    Total assets............................................  $ 4,571,773    $5,560,070
                                                              ===========    ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Notes payable.............................................  $ 1,262,668    $1,313,471
  Accounts payable and accrued expenses.....................      721,665       667,226
  Other current liabilities.................................       50,000        50,000
                                                              -----------    ----------
    Total current liabilities...............................    2,034,333     2,030,697

Debt obligations, less current maturities...................       40,152        47,846

Deferred income taxes.......................................       93,063        93,063
                                                              -----------    ----------

Total liabilities...........................................  $ 2,167,548    $2,171,606
Stockholders' equity
  Common stock, $.001 par value, 50,000,000 shares
    authorized,
    9,026,870 issued and outstanding........................        9,027         9,027
  Preferred stock, $.001 par value; 1,000,000 shares
    authorized, no shares issued and outstanding............

  Additional paid in capital................................    4,067,545     4,067,545
  Retained (deficit)........................................   (1,672,347)     (688,108)
                                                              -----------    ----------
  Total stockholders' equity................................  $ 2,404,225    $3,388,464
                                                              -----------    ----------
    Total liabilities and stockholders' equity..............  $ 4,571,773    $5,560,070
                                                              ===========    ==========

     See accompanying notes to Condensed Consolidated Financial Statements.

                          RX TECHNOLOGY HOLDINGS, INC.
                                 AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

                                                              MARCH 31,    MARCH 31,
                                                                 2000         1999
                                                              ----------   ----------
Revenues....................................................  $  295,655   $  260,399

Cost of Revenues............................................     135,427      124,524
                                                              ----------   ----------
    Gross profit............................................     160,228      135,875
                                                              ----------   ----------
Operating expenses
  Photo sales expense.......................................     381,941       96,986
  General and administrative................................     463,640      268,524
  Depreciation and amortization.............................     142,798      118,566
                                                              ----------   ----------
    Total Operating Expenses................................     988,379      484,076
                                                              ----------   ----------
Loss from Operations........................................    (828,151)    (348,201)
Other income (expense):
  Interest income...........................................       6,833           --
  Interest expense..........................................    (162,921)    (106,537)
                                                              ----------   ----------
    Net income (loss).......................................  $ (984,239)  $ (454,738)

Basic and diluted earnings (loss) per share.................  $     (.14)  $     (.09)
                                                              ==========   ==========

Shares used in the calculation of earnings per share........   6,867,012    4,944,347
                                                              ==========   ==========

     See accompanying notes to Condensed Consolidated Financial Statements.

                          RX TECHNOLOGY HOLDINGS, INC.
                                 AND SUBSIDIARY

                  CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
                            IN STOCKHOLDERS' EQUITY

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                             ADDITIONAL
                                                   COMMON     PAID-IN      RETAINED
                                                   STOCK      CAPITAL      EARNINGS       TOTAL
                                                  --------   ----------   -----------   ----------
Balance at December 31, 1999--Prior to Reverse
  Acquisition...................................   $2,000    $  756,705   $  (688,108)  $   70,597
Transaction in connection with February 16, 2000
  Reverse Acquisition:
    Exchange of stock on February 16, 2000......    5,000            --            --        5,000
Disposal of discontinued operations assets......       --       (20,183)           --      (20,183)
Purchase of warrant for 222,733 shares of common
  stock.........................................       --      (150,000)           --     (150,000)
Issued 1,830,000 shares of common stock for cash
  and loans net of issue cost of 63,975.........    1,830     3,136,695            --    3,138,525
Issued 196,870 shares of common stock for
  cash..........................................      197       344,328            --      344,525
                                                   ------    ----------   -----------   ----------
Balance as of December 31, 1999 as if Reverse
  Merger had occurred as of this date...........    9,027     4,067,545      (688,108)   3,388,464

Net loss for three months ended March 31,
  2000..........................................       --            --      (984,239)    (984,239)
                                                   ------    ----------   -----------   ----------
                                                   $9,027    $4,067,545   $(1,672,347)  $2,404,225
                                                   ======    ==========   ===========   ==========

     See accompanying notes to Condensed Consolidated Financial Statements.

                          RX TECHNOLOGY HOLDINGS, INC.
                                 AND SUBSIDIARY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

                                                               MARCH 31,    MARCH 31,
                                                                 2000         1999
                                                              -----------   ---------
Cash flows used in operating activities.....................  $  (914,546)  $(311,805)

Cash flows used in investing activities.....................    2,414,168     (71,158)

Cash flows provided by (used in) financing activities.......   (1,013,164)    416,874
                                                              -----------   ---------
Net increase (decrease) in cash.............................      486,458      33,911

Cash, beginning of period...................................      109,958      93,697

Cash, end of period.........................................  $   596,416   $ 127,608

Supplemental cash flow disclosures
  Interest paid.............................................  $   254,482   $ 106,537

Noncash investing and financing activities
  Equipment acquired under capital leases...................

    Common stock issued in exchange for advances payable....  $   375,000   $      --
                                                              ===========   =========

     See accompanying notes to Condensed Consolidated Financial Statements.

                          RX TECHNOLOGY HOLDINGS, INC.
                                 AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1) BASIS OF PRESENTATION

    The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's report on Form SB-2.

    The unaudited condensed consolidated financial statements included herein reflect, in the opinion of management, all adjustments (consisting primarily only of normal recurring adjustments) necessary to present fairly the results for the interim periods. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of results to be expected for the entire year ending December 31, 2000, due among other reasons to the seasonal nature of the Company's business.

2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    RX Technology Holdings, Inc. is the successor consolidated entity formed by the merger, on February 16, 2000, of RX Technology, Inc. (The "Company") and Valley Excavation and Trucking, Inc. ("Valley"). Valley was originally incorporated in Nevada on September 26, 1997. The Company was incorporated in Nevada on December 22, 1993, as RXT, Inc. and by amendment to the Articles of Incorporation dated December 20, 1994, changed its name to RX Technology, Inc.

    Concurrent with the merger, Valley, a publicly held company and the legally surviving parent company, changed its name to RX Technology Holdings, Inc. For accounting purposes, the merger has been treated as a reverse acquisition, with the Company as the acquiror, and is accounted for as a purchase.

    The Company consummated the reverse acquisition of Valley on February 16, 2000. The Company's stockholders were issued 5,000,000 Valley shares on a prorata basis in exchange of 2,027,139 shares of the Company.

    The accompanying consolidated balance sheet as of March 31, 2000 includes the accounts of the Company and Valley. The related accompanying consolidated statements of operations and cash flows include the results of operations and cash flows of the Company for the entire year and of Valley for the period beginning February 17, 2000. All significant intercompany balances and transactions have been eliminated. The consolidated balance sheet as of December 31, 1999 is shown as if the transactions described in Note 3 had occurred as of December 31, 1999.

    The Company designs, installs, operates and services digital image processing equipment, which performs the electronic capture and presentation of pictures of guests at theme parks. In most theme parks where the Company has operations, the Company hires and manages sales staff. The Company has operations in the United States and Argentina and is currently installing equipment in Mexico.

                          RX TECHNOLOGY HOLDINGS, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EARNINGS PER SHARE

    Basic earnings per common share is calculated by dividing net income (loss) available to common stockholders by the average number of common shares outstanding during the year. Diluted earnings per common share is calculated by adjusting outstanding shares, assuming conversion of any potentially dilutive securities, such as stock options or warrants. Potentially dilutive securities have been excluded from the calculation of diluted loss per share for the three months ended March 31, 2000, as their effect would have been antidilutive.

    STOCK-BASED COMPENSATION

    The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion
No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between of fair value of the Company's stock over the exercise price.

    The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

3) CAPITAL STOCK TRANSACTIONS

    On February 16, 2000, the Company's stockholders were issued 5,000,000 shares on a pro-rata basis in exchange for 2,027,139 shares of the Company.

    On February 16, 2000, the Company issued 1,830,000 shares of its common stock at a price of $1.75 per share for gross proceeds to the Company of $3,202,500.

    On March 24, 2000, the Company issued 196,870 shares of its common stock at a price of $1.75 per share for gross proceeds to the Company of $344,523.

4) SUBSEQUENT EVENTS

    Subsequent to March 31, 2000, the Company was in default of an interest payment on a note payable to its major lendor. The lendor has increased the interest rate from 13.5 to 18.0 until the default is cured.

    In June 2000, the Company reached two agreements to borrow $150,000 each at an effective interest rate of 13% with principal payments due in installments and final payments due on December 15, 2000.

    In May 2000, the Company increased an existing line-of-credit with a bank by $200,000.


    In July 2000, the Company drew down an additional $278,572 under an existing loan agreement.

                          RX TECHNOLOGY HOLDINGS, INC.
                                 AND SUBSIDIARY

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5) NOTES RECEIVABLE

    The Company converted certain advances and receivables from related parties to notes during March 2000. The full balance of the notes, plus interest at 8% per annum, is due on December 31, 2000.

                          RX TECHNOLOGY HOLDINGS, INC.
                (FORMERLY VALLEY EXCAVATION AND TRUCKING, INC.)

                              RX TECHNOLOGY, INC.

             PROFORMA COMBINED BALANCE SHEET AND INCOME STATEMENTS
                                  (UNAUDITED)

The following unaudited proforma combined balance sheet and statement of income aggregates the balance sheet and statement of operations of RX Technology Holdings, Inc. formerly Valley Excavation and Trucking, Inc. (Parent) (A Nevada Corporation) as of December 31, 1999 and the balance sheet and statement of income of RX Technology, Inc. (Subsidiary) (A Nevada Corporation) as of
December 31, 1999 giving effect to a transaction completed on February 16, 2000, wherein Parent acquired Subsidiary as a wholly-owned subsidiary (the "Acquisition"). This business combination is treated as a reverse acquisition and as a recapitalization of Subsidiary. Parent issued common stock in exchange for all of the issued and outstanding shares of Subsidiary. The following proforma balance sheet and statement of income uses the assumptions as described in the notes and the historical financial information available at December 31, 1999. The financial statements of Parent at December 31, 1999 are audited. The financial statements of Subsidiary at December 31, 1999 are also audited.

    The unaudited proforma combined balance sheet and statement of income should be read in conjunction with the separate financial statements and related notes thereto of Parent and Subsidiary. The unaudited proforma condensed combined balance sheet and statement of income are not necessarily indicative of the condensed combined balance sheet and statement of income which might have existed for the periods indicated or the results of operations as they may appear now or in the future.

                          RX TECHNOLOGY HOLDINGS, INC.
                (FORMERLY VALLEY EXCAVATION AND TRUCKING, INC.)

                              RX TECHNOLOGY, INC.

                        PROFORMA COMBINED BALANCE SHEET
                                  (UNAUDITED)

GIVING EFFECT TO AN ACQUISITION ON FEBRUARY 16, 2000 AND COMMON STOCK ISSUED ON
                                 MARCH 24, 2000

                                                            PROFORMA
                                                  RX         REVERSE
                                              TECHNOLOGY   ACQUISITION         RX             RX         PROFORMA
                                              HOLDINGS,     INCREASE       TECHNOLOGY     TECHNOLOGY,    INCREASE       PROFORMA
                                                 INC.      (DECREASE)    HOLDINGS, INC.      INC.       (DECREASE)      COMBINED
                                              ----------   -----------   --------------   -----------   ----------     ----------
                                              (12-31-99)                   (12-31-99)     (12-31-99)
ASSETS

Current Assets:
  Cash and cash equivalents.................   $ 5,887       $     --       $ 5,887       $  109,958    $  344,525 (5) $2,486,998
                                                                                                           126,000 (1)
                                                                                                         2,826,500 (2)
                                                                                                           (63,975)(2)
                                                                                                          (715,870)(3)
                                                                                                          (146,027)(4)
  Accounts receivable, net..................        --             --            --          286,750            --        286,750
  Inventory.................................        --             --            --          190,055            --        190,055
                                               -------       --------       -------       ----------    ----------     ----------
Total Current Assets........................     5,887             --         5,887          586,763     2,371,153      2,963,803
Property and Equipment, net.................        --             --            --        2,538,168            --      2,538,168
Assets of discontinued operations...........    40,960             --        40,960               --            --         40,960
Due from shareholder........................        --             --            --           11,341            --         11,341
Other assets................................        --             --            --           25,981            --         25,981
                                               -------       --------       -------       ----------    ----------     ----------
Total Assets................................   $46,847       $     --       $46,847       $3,162,253    $2,371,153     $5,580,253
                                               =======       ========       =======       ==========    ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable.............................   $    --       $     --       $    --       $1,784,366    $  126,000 (1) $1,224,699
                                                                                                          (126,000)(2)
                                                                                                          (559,667)(3)
  Advance from Valley Excavation & Trucking,        --             --            --          395,000      (250,000)(2)         --
    Inc.....................................                                                              (145,000)(4)
  Line of credit............................        --             --            --           48,547            --         48,547
  Current portion of long-term debt.........        --             --            --           40,225            --         40,225
  Accounts payable..........................        --             --            --          484,333            --        484,333
  Accrued expenses..........................        --             --            --          185,227            --        185,227
  Liabilities of discontinued operations....     4,896             --         4,896               --            --          4,896
  Deferred revenue..........................        --             --            --           50,000            --         50,000
                                               -------       --------       -------       ----------    ----------     ----------
Total Current Liabilities...................     4,896             --         4,896        2,987,698      (954,667)     2,037,927
Long-term debt, less current portion........        --             --            --           47,846            --         47,846
Deferred income taxes.......................        --             --            --           93,063            --         93,063
                                               -------       --------       -------       ----------    ----------     ----------
Total Liabilities...........................     4,896             --         4,896        3,128,607      (954,667)     2,178,836
                                               -------       --------       -------       ----------    ----------     ----------
Stockholders' Equity
  Preferred stock; $.001 par value,                 --             --            --               --            --
    1,000,000 shares authorized, no shares
    issued and outsanding...................
  Common stock; $.001 par value, 50,000,000      2,000          5,000 (1)      7,000           2,027         1,830 (2)      9,027
    shares authorized, 8,830,000 shares                                                                     (2,027)(6)
    issued and outstanding..................                                                                   197 (5)
  Additional paid-in capital................    60,698         (5,000)(1)     34,951         719,727     3,200,670 (2)  4,087,728
                                                              (20,747)(2)                                  (63,975)(2)
                                                                                                          (150,000)(3)
                                                                                                             2,027 (6)
                                                                                                           344,328 (5)
  Retained earnings (deficit)...............   (20,747)        20,747 (2)         --        (688,108)       (6,203)(3)   (695,338)
                                                                                                            (1,027)(4)
                                                    --             --            --               --            --             --
                                               -------       --------       -------       ----------    ----------     ----------

                          RX TECHNOLOGY HOLDINGS, INC.
                (FORMERLY VALLEY EXCAVATION AND TRUCKING, INC.)

                              RX TECHNOLOGY, INC.

                        PROFORMA COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                            PROFORMA
                                                  RX         REVERSE
                                              TECHNOLOGY   ACQUISITION         RX             RX         PROFORMA
                                              HOLDINGS,     INCREASE       TECHNOLOGY     TECHNOLOGY,    INCREASE       PROFORMA
                                                 INC.      (DECREASE)    HOLDINGS, INC.      INC.       (DECREASE)      COMBINED
                                              ----------   -----------   --------------   -----------   ----------     ----------
                                              (12-31-99)                   (12-31-99)     (12-31-99)
Total Stockholders' Equity (deficit)........    41,951             --        41,951           33,646     3,325,820      3,401,417
                                               -------       --------       -------       ----------    ----------     ----------
Total Liabilities and Stockholders'            $46,847       $     --       $46,847       $3,162,253    $2,371,153     $5,580,253
  Equity....................................
                                               =======       ========       =======       ==========    ==========     ==========

       The accompanying notes are an integral part of this balance sheet.

                          RX TECHNOLOGY HOLDINGS, INC.
                (FORMERLY VALLEY EXCAVATION AND TRUCKING, INC.)

                              RX TECHNOLOGY, INC.

                     PROFORMA COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)

GIVING EFFECT TO AN ACQUISITION ON FEBRUARY 16, 2000 AND COMMON STOCK ISSUED ON
                                 MARCH 24, 2000

                                                            PROFORMA
                                                  RX         REVERSE
                                              TECHNOLOGY   ACQUISITION         RX             RX         PROFORMA
                                              HOLDINGS,     INCREASE       TECHNOLOGY     TECHNOLOGY,    INCREASE       PROFORMA
                                                 INC.      (DECREASE)    HOLDINGS, INC.      INC.       (DECREASE)      COMBINED
                                              ----------   -----------   --------------   -----------   ----------     ----------
                                                (YEAR                     (YEAR ENDED        (YEAR
                                                ENDED                      12-31-99)         ENDED
                                              12-31-99)                                    12-31-99)
Revenues....................................   $    --       $     --       $    --       $6,028,397    $       --     $6,028,397
Cost of Goods Sold..........................        --             --            --        3,049,454            --      3,049,454
                                               -------       --------       -------       ----------    ----------     ----------
GROSS PROFIT................................        --             --            --        2,978,943            --      2,978,943
                                               -------       --------       -------       ----------    ----------     ----------
Operating Expenses
  Photo Sales Expenset......................        --             --            --        1,490,270            --      1,490,270
  General and administrative................        --             --            --        1,330,457         6,203 (3)  1,337,687
                                                                                                             1,027 (4)
  Depreciation and amortization.............        --             --            --          386,443            --        386,443
                                               -------       --------       -------       ----------    ----------     ----------
Total operating expenses....................        --             --            --        3,207,170         7,230      3,214,400
                                               -------       --------       -------       ----------    ----------     ----------
INCOME (LOSS) FROM OPERATIONS...............        --             --            --         (228,227)       (7,230)      (235,457)
INTEREST AND OTHER INCOME...................        --             --            --              655            --            655
INTEREST EXPENSE............................        --             --            --         (595,774)           --       (595,774)
                                               -------       --------       -------       ----------    ----------     ----------
LOSS BEFORE INCOME TAXES....................        --             --            --         (823,346)       (7,230)      (830,576)
PROVISION FOR INCOME TAXES..................        --             --            --               --            --             --
                                               -------       --------       -------       ----------    ----------     ----------
LOSS FROM CONTINUING OPERATIONS.............        --             --            --         (823,346)       (7,230)      (830,576)
  Loss from operation of excavation and         (5,505)            --        (5,505)              --            --         (5,505)
    hauling operations......................
                                               -------       --------       -------       ----------    ----------     ----------
NET INCOME (LOSS)...........................   $(5,505)      $     --       $(5,505)      $ (823,346)   $   (7,230)    $ (836,081)
                                               =======       ========       =======       ==========    ==========     ==========

    The accompanying notes are an integral part of this statement of income

                          RX TECHNOLOGY HOLDINGS, INC.
                (FORMERLY VALLEY EXCAVATION AND TRUCKING, INC.)

                              RX TECHNOLOGY, INC.

              PROFORMA COMBINED NOTES TO THE FINANCIAL STATEMENTS
                                  (UNAUDITED)

    RX TECHNOLOGY HOLDINGS, INC. (THE COMPANY)--(Formerly Valley Excavation and Trucking, Inc.) was incorporated under the laws of the State of Nevada on September 26, 1997. At the organizational meeting of the board of directors the Company authorized the issuance of 1,000,000 shares of the Company's common stock to its founders for $9,000. During 1997, the Company completed an offering of 200,000 shares of its common stock, offering price $.25 per share, pursuant to an exemption from registration under the Securities Act of 1933, provided by Regulation D, Rule 504. The Company was organized for the purpose of excavation, trucking, snow removal and related contracting services. The Company was not as successful in this business as anticipated and recently began winding down its business and completed an acquisition of RXT ("Acquisition") on February 16, 2000.

    RX TECHNOLOGY, INC. (RXT)--a Nevada corporation, is an international company that markets and services digital image processing equipment and specializes in the electronic capture, presentation and sale of pictures of guests on amusement park ride attractions. The Company currently operates in the United States of America and in Argentina. Presently, RX Technology, Ltd. (RX Technology Europe Limited) owns the technology used by RXT in its business operations and RXT has the rights to market the technology in North and South America and to enter Asia on a non-exclusive basis with RX Technology Europe Limited. RXT purchases equipment from RX Technology Europe Limited at a price that is contractually limited to between 20% and 80% of the cost of the third party manufacturer. Historically, such costs have been equal to actual cost of production plus approximately 25% of such cost. This markup is in essence a licensing fee to RX Technology Europe Limited. RXT is currently formalizing its relationship with RX Technology Europe Limited into a formal licensing agreement.

    PROFORMA ADJUSTMENTS--REVERSE ACQUISITION--(1) The Company acquired all of the issued and outstanding shares of RXT in exchange for 5,000,000 restricted shares of previously authorized but unissued shares of its common stock. The business combination is a reverse acquisition and is treated as a recapitalization of RXT. (2) This is part of the recapitalization transaction and entry. It eliminates the retained deficit of the Company accounting for the transaction as if the shares were exchanged by RXT for the net assets of the Company. OTHER PROFORMA ADJUSTMENTS--(1) Subsequent to December 31, 1999, RXT in anticipation of the acquisition was loaned $126,000. (2) The Company sold 1,830,000 shares of common stock for $1.75 per share for $3,202,500. The $3,202,500 consisted of cash of $2,826,500 and the conversion of $375,000 in debt to stock. Costs of the offering were $63,975. (3) Net cash from the offering was used to pay a bank lender the following; $559,667 for a loan payoff, $6,203 for interest and $150,000 to purchase back warrants held by the bank. The warrants allowed the bank to purchase 222,733 shares of RXT common stock for $50. (4) Also, net cash from the offering was used to payoff two loans that totaled $145,000 and interest of $1,027. (5) The Company sold 196,870 shares of common stock at $1.75 per share for a total aggregate of $344,525 on March 24, 2000.

    STOCK OPTION PLAN--The Company has adopted, with the approval of its stockholders, a Stock Option Plan (the "Plan"), pursuant to which it is authorized to grant options to purchase up to 5,000,000 shares of common stock to the Company's key employees, officers, directors, consultants, and other agents and advisors. Awards under the Plan will consist of stock options (both non-qualified options and options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, which are described in the Plan.

                          RX TECHNOLOGY HOLDINGS, INC.
                (FORMERLY VALLEY EXCAVATION AND TRUCKING, INC.)

                              RX TECHNOLOGY, INC.

              PROFORMA COMBINED NOTES TO THE FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

    The Plan will be administered by the Board of Directors which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan. In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee (10% shareholder) during any calendar year may not exceed $100,000. Non-qualified stock options granted under the Plan my be granted at a price determined by the Board of Directors, not to be less than the fair market value of the common stock on the date of grant.

    The plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in
Section 13(d), but excluding certain stockholders of the Company, became the beneficial owners of more than 25% of the Company's outstanding shares of common stock.

    The Company has granted options to purchase 3,000,000 shares of its common stock to RXT stockholders and 1,000,000 shares of its common stock to RXT employees and others, all exercisable for five years at $1.75 per share.

    CONSULTANT'S OPTIONS--On May 1, 1999, RXT granted Capstone Partners, L.C. the option to purchase 100,000 shares of RXT common stock at $2.00 per share at any time through May, 2002. The options contain the obligation of the issuer to register the underlying shares in the event of an underwritten public securities offering. The Company has granted an option to acquire 246,653 shares of its common stock at $.81 per share in exchange for this option.

                       VALLEY EXCAVATION & TRUCKING, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

                         PRITCHETT, SILER & HARDY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                       VALLEY EXCAVATION & TRUCKING, INC.

                                    CONTENTS


                                                                PAGE
                                                              --------
Independent Auditors' Report................................    F-29

Balance Sheet, December 31, 1999............................    F-30

Statements of Operations, for the years ended December 31,
  1999 and 1998 and for the period from inception on
  September 26, 1997 through December 31, 1999..............    F-31

Statement of Stockholders' Equity, from inception on
  September 26, 1997 through December 31, 1999..............    F-32

Statements of Cash Flows, for the years ended December 31,
  1999 and 1998 and for the period from inception on
  September 26, 1997 through December 31, 1999..............    F-33

Notes to Financial Statements...............................    F-34

                                  [LETTERHEAD]

                            INDEPENDENT AUDITORS' REPORT

Board of Directors
VALLEY EXCAVATION & TRUCKING, INC.
Swan Valley, Idaho

    We have audited the accompanying balance sheet of Valley Excavation & Trucking, Inc. at December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and for the period from inception on September 26, 1997 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Valley Excavation & Trucking, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the period from inception through December 31, 1999, conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses since inception and has discontinued its operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

January 14, 2000
Salt Lake City, Utah

                      VALLEY EXCAVATION AND TRUCKING, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
                                  ASSETS

CURRENT ASSETS:
  Cash in bank..............................................    $  5,887
                                                                --------
    Total Current Assets....................................       5,887
                                                                --------
ASSETS OF DISCONTINUED OPERATIONS...........................      40,960
                                                                --------
                                                                $ 46,847
                                                                --------

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Liabilities of discontinued operations....................       4,896
                                                                --------
    Total Current Liabilities...............................       4,896
                                                                --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 1,000,000 shares
    authorized, no shares issued and outstanding............          --
  Common Stock, $.001 par value, 24,000,000 shares
    authorized, 2,000,000 shares issued and outstanding.....       2,000
  Capital in excess of par value............................      60,698
  Deficit accumulated during the development stage..........     (20,747)
                                                                --------
    Total Stockholders' Equity..............................      41,951
                                                                --------
                                                                $ 46,847
                                                                ========

    The accompanying notes are an integral part of this financial statement.

                       VALLEY EXCAVATION & TRUCKING, INC.

                            STATEMENTS OF OPERATIONS

                                                                 FOR THE           FROM INCEPTION ON
                                                               YEARS ENDED           SEPTEMBER 26,
                                                               DECEMBER 31           1997 THROUGH
                                                         -----------------------     DECEMBER 31,
                                                           1999           1998           1999
                                                         --------       --------   -----------------
REVENUE................................................  $    --        $     --       $     --
                                                         -------        --------       --------

OPERATING EXPENSE......................................       --              --             --
                                                         -------        --------       --------

GROSS PROFIT...........................................       --              --             --
                                                         -------        --------       --------
EXPENSES:
  General and Administrative...........................       --              --             --
                                                         -------        --------       --------

LOSS FROM OPERATIONS BEFORE INCOME TAXES...............       --              --             --
                                                         -------        --------       --------

CURRENT TAX EXPENSE....................................       --              --             --

DEFERRED TAX EXPENSE...................................       --              --             --
                                                         -------        --------       --------
  (Loss) From continuing operations....................       --              --             --

DISCONTINUED OPERATIONS
  (Loss) From operation of discontinued excavation and
    hauling operations.................................   (5,505)        (14,472)       (20,747)
  (Loss) On disposal of discontinued operations........       --              --             --
                                                         -------        --------       --------

LOSS FROM DISCONTINUED OPERATIONS......................   (5,505)        (14,472)       (20,747)
                                                         -------        --------       --------

NET LOSS...............................................  $(5,505)       $(14,472)      $ 20,747
                                                         -------        --------       --------

LOSS PER COMMON SHARE:
  Continuing operations................................  $  (.00)       $   (.00)      $   (.00)
  Discontinued operations..............................  $  (.00)       $   (.01)      $   (.01)
                                                         -------        --------       --------

    Loss Per Common Share..............................  $  (.00)       $   (.01)      $   (.01)
                                                         -------        --------       --------

   The accompanying notes are an integral part of these financial statements.

                       VALLEY EXCAVATION & TRUCKING, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                FROM THE DATE OF INCEPTION ON SEPTEMBER 26, 1997
                           THROUGH DECEMBER 31, 1999

                                                                                           DEFICIT
                                                      COMMON STOCK       CAPITAL IN      ACCUMULATED
                                                  --------------------   EXCESS OF       DURING THE
                                                   SHARES      AMOUNT    PAR VALUE    DEVELOPMENT STAGE
                                                  ---------   --------   ----------   -----------------
BALANCE, September 26, 1997.....................         --    $   --      $    --        $     --

Issuance of 1,800,000 shares common stock for
  cash, November 4, 1997 at $.005 per share.....  1,800,000     1,800        7,200              --

Issuance of 15,000 shares common stock for cash,
  December 1997 at $.30 per share...............     15,000        15        4,485              --

Net loss for the period ended December 31,
  1997..........................................         --        --           --            (770)
                                                  ---------    ------      -------        --------

BALANCE, December 31, 1997......................  1,815,000     1,815       11,685            (770)

Issuance of 185,000 shares common stock for
  cash, January - February 1998 at $.30 per
  share, net of offering costs of $6,302........    185,000       185       49,013              --

Net loss for the year ended December 31, 1998...         --        --           --         (14,472)
                                                  ---------    ------      -------        --------

BALANCE, December 31, 1998......................  2,000,000    $2,000      $60,698        $(15,242)

Net loss for the year ended December 31, 1999...         --        --           --          (5,505)
                                                  ---------    ------      -------        --------

BALANCE, December 31, 1999......................  2,000,000    $2,000      $69,698        $(20,747)
                                                  ---------    ------      -------        --------

   The accompanying notes are an integral part of these financial statements.

                       VALLEY EXCAVATION & TRUCKING, INC.

                            STATEMENTS OF CASH FLOWS

                        NET INCREASE (DECREASE) IN CASH

                                                                FOR THE           FROM INCEPTION ON
                                                              YEARS ENDED           SEPTEMBER 26,
                                                              DECEMBER 31           1997 THROUGH
                                                        -----------------------     DECEMBER 31,
                                                          1999           1998           1999
                                                        --------       --------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................  $ (5,505)      $(14,472)      $(20,747)
  Adjustments to reconcile net loss to net cash used
    by operating activities:
    Non-cash expense..................................        --          1,000          1,000
    Depreciation and amortization.....................    12,340          8,349         20,742
    Change in assets and liabilities:
      Increase in accounts payable....................    (2,735)         1,919             --
      (Decrease) in accounts payable--related party...        --         (3,398)            --
      Increase (decrease) in accrued payroll and
        payroll taxes.................................      (723)         1,328            587
      Increase (decrease) in accrued interest.........      (122)           (51)            --
      Increase in leases payable......................        --            646             --
                                                        --------       --------       --------
        Net Cash Provided (Used) by Operating
          Activities..................................     3,255         (4,679)         1,582
                                                        --------       --------       --------

CASH FLOWS TO INVESTING ACTIVITIES:
  Payment of organization costs.......................        --             --         (1,000)
  Payments for equipment..............................        --        (38,051)       (38,051)
                                                        --------       --------       --------
        Net Cash (Used) by Investing Activities.......        --        (38,051)       (39,051)
                                                        --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock issuance.................        --         55,500         69,000
  Deferred stock offering costs.......................        --         (4,986)        (6,302)
  Payments on capital lease...........................   (10,314)        (6,820)       (19,342)
                                                        --------       --------       --------
        Net Cash Provided (Used) by Financing
          Activities..................................   (10,314)        43,694         43,356
                                                        --------       --------       --------

NET INCREASE IN CASH..................................    (7,059)           964          5,887

CASH AT BEGINNING OF PERIOD...........................    12,946         12,000             --
                                                        --------       --------       --------
CASH AT END OF PERIOD.................................  $  5,887       $ 12,964       $  5,887
                                                        --------       --------       --------

SUPPLEMENT DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest..........................................  $  1,085       $  1,628       $  3,257
    Income taxes......................................  $     --       $     --       $     --

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  For the period ended December 31, 1999:
    None

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  For the period ended December 31, 1998:
    None

   The accompanying notes are an integral part of these financial statements.

                       VALLEY EXCAVATION & TRUCKING, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--Valley Excavation & Trucking, Inc. (the Company) was organized under the laws of the State of Nevada on September 26, 1997. The Company has entered into an agreement to acquire all of the outstanding stock of RX Technologies, Inc. [See Note 8]. In connection therewith the company has discontinued the business of residential foundation and sewer excavation, the hauling of top soil, sand and gravel, and seasonal snow removal and other related contracting services in the areas of: Swan Valley & Victor, Idaho, and Jackson Hole, Wyoming. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

    ORGANIZATION COSTS--During the year ended 1998, the Company fully amortized its organization costs in accordance with statement of position 98-5, "Reporting on the Costs of Start-Up Activities."

    LOSS PER SHARE--The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with FASB 128 "Earnings Per Share". [SEE NOTE 7]

    CASH AND CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

    ACCOUNTING ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

    RECENTLY ENACTED ACCOUNTING STANDARDS--Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities', SFAS No. 134, "Accounting for Mortgage-Backed Securities . . ." and SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections" were recently issued. SFAS No. 132, 133, 134 and 135 have no current applicability to the Company or their effect on the financial statements would not have been significant.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

    DEPRECIATION--Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lease period or the estimated useful life of the improvements, whichever is less.

NOTE 2--DISCONTINUED OPERATIONS

    The accompanying financial statements as of December 31, 1999, have been reclassified to reflect management's decision to discontinue the Company's operations in the Excavation and Trucking Industry. The long-term assets and current liabilities related to the previous operations are included on the Company's December 31, 1999 balance sheets as "assets of discontinued operations" and "liabilities of discontinued operations", respectively. The estimated gain or loss expected upon ultimate disposal of zero ($0.00) has been accrued at December 31, 1999.

                       VALLEY EXCAVATION & TRUCKING, INC.

NOTE 2--DISCONTINUED OPERATIONS (CONTINUED)
    Assets of discontinued operations consisted of the following at December 31, 1999:

                                                              DECEMBER 31
                                                                 1999
                                                              -----------
PROPERTY AND EQUIPMENT, net.................................    $40,960
                                                                -------
    Totals..................................................    $40,960
                                                                -------

    Assets are shown at their net book value.

    Liabilities of discontinued operations consisted of the following at December 31, 1999:

                                                              DECEMBER 31
                                                                 1999
                                                              -----------
CAPITAL LEASE PAYABLE.......................................    $4,896
                                                                ------
    Totals..................................................    $4,896
                                                                ------

    CAPITAL LEASES--The Company is the lessee of a backhoe under a capital lease expiring in September of 2000. The asset and liability under the capital lease was recorded at $23,651. The remaining balance of $4,896 is due in monthly payments through September 2000.

NOTE 3--CAPITAL STOCK

    COMMON STOCK--During November, 1997, in connection with its organization, the Company issued 1,800,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $9,000 (or $.005 per share).

    PUBLIC OFFERING OF COMMON STOCK--During 1997, the Company commenced a public offering of 200,000 shares of its previously authorized but unissued common stock of which 15,000 shares had been sold at December 31, 1997 for proceeds of $4,500 (or $.30 per share). During 1998, in connection with the public offering of its common stock, the Company issued the remaining 185,000 shares of its previously authorized but unissued common stock for proceeds of $55,500 (or $.30 per share).

    PREFERRED STOCK--The Company has authorized 1,000,000 shares of preferred stock, $.001 par value with such rights, preferences and designations and to be issued in such series as determined by the board of directors. No shares are issued and outstanding at December 31, 1999.

NOTE 4--INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

    The Company has available at December 31, 1999, unused operating loss carryforwards of approximately $20,000 which may be applied against future taxable income and which expire in various years through 2019. The amount of and ultimate realization of the benefits from the operating loss carryforwards

                       VALLEY EXCAVATION & TRUCKING, INC.

NOTE 4--INCOME TAXES (CONTINUED)
for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $6,800 as of December 31, 1999, with an offsetting valuation allowance at year end of the same amount resulting in a change in the valuation allowance of approximately $1,500 during 1999.

NOTE 5--RELATED PARTY TRANSACTIONS

    MANAGEMENT COMPENSATION--The Company has not paid any compensation to its officers and directors.

    OFFICE SPACE--The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

NOTE 6--GOING CONCERN

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has discontinued its current operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7--LOSS PER SHARE

    The following data show the amounts used in computing loss per share and the effect on loss and the weighted average number of shares of common stock for the year ended December 31, 1999 and 1998 and for the period from inception through December 31, 1999:

                                                                                     FROM INCEPTION
                                                                YEARS ENDED          SEPTEMBER 26,
                                                                DECEMBER 31           1997 THROUGH
                                                         -------------------------    DECEMBER 31,
                                                           1999            1998           1999
                                                         ---------       ---------   --------------
Loss from continuing operations available to common
  shareholders.........................................    $(5,505)       $(14,472)     $(20,747)

Less: preferred dividends..............................         --              --            --
                                                         ---------       ---------     ---------
Income (loss) available to common stockholders used in
  earnings (loss) per share............................    $(5,505)       $(14,472)     $(20,747)
                                                         ---------       ---------     ---------
Weighted average number of common shares outstanding
  used in earnings (loss) per share for the period.....  2,000,000       1,983,274     1,896,500
                                                         ---------       ---------     ---------

                       VALLEY EXCAVATION & TRUCKING, INC.

NOTE 8--SUBSEQUENT EVENTS

    PROPOSED ACQUISITION--The Company has entered into an agreement to acquire all of the issued and outstanding common stock of RX Technology, Inc., a Nevada corporation, in exchange of 5,000,000 shares of the Company's common stock. In connection with the proposed acquisition, the Company will amend its Articles of Incorporation to increase its authorized shares of common stock to 50,000,000 shares and will change its corporate name. The Company will appoint new management and change the location of its offices. Also, as a negotiated term of the proposed acquisition, the Company is required to dispose of its existing operating assets.

    The proposed acquisition is contingent upon the Company raising $3,202,500 in a private placement of common stock at $1.75 per share. The proposed acquisition is scheduled to be completed on February 14, 2000, subject to a thirty day extension.

                         INDEX TO FINANCIAL STATEMENTS
                        FOR RX TECHNOLOGY HOLDINGS, INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

    A. Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts actually and reasonably incurred by him in connection with the action, paid in settlement or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create apresumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

    (a) By the stockholders;

    (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

    (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

    (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

    (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

    B. The Registrant's articles of incorporation limit liability of its officers and directors to the corporation for monetary damages for any breach of fiduciary duty subject to certain exceptions.

ITEM 25. OTHER EXPENSES OF THE ISSUANCE AND DISTRIBUTION

    The following table sets forth all estimated costs and expenses, other the underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

SEC registration fee........................................  $   837
Blue sky fees and expenses..................................    5,000
Printing and shipping expenses..............................   15,000
Legal fees and expenses.....................................   35,000
Accounting fees and expenses................................   15,000
Miscellaneous expenses and Transfer Agent...................    1,663
                                                              -------
  Total.....................................................  $72,500
                                                              =======

------------------------

(1) All expenses are estimated except the Commission filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    Commencing in December 1998, we offered and sold a total of 4,600 shares of our common stock at a price of $2.50 per share to four private placement investors. A total of $11,500 in aggregate amount of offering proceeds was received in this private placement. This transaction was not registered under the Securities Act of 1933 in reliance on exemptions from registration provided under Section 4(2) of the Securities Act of 1933 and in further reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as a transaction not involving any public offering. All shares of our common stock issued in this private placement were issued as restricted securities and were stamped with a restrictive legend to prevent any resales without registration under the Securities Act or in compliance with an exemption therefrom.

    On February 16, 2000, we consummated the terms of our acquisition of RX Technology, Inc. in accordance with the agreement and plan of reorganization we entered into on December 27, 1999 with the stockholders of RX technology, Inc. Pursuant to that transaction, we issued a total of 5,000,000 shares of our common stock on a prorata basis in exchange for the common stock held by the stockholders of RX Technology, Inc. This transaction was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption provided by Section 4(2) of the Act, as a transaction not involving any public offering. The shares of common stock were issued as restricted securities and the certificates were stamped with a restrictive legend to prevent any resale without registration under the Act or in compliance with an exemption therefrom.

    On February 16, 2000, we consummated the terms of our acquisition of RX Technology, Inc. in accordance with the agreement and plan of reorganization we entered into on December 27, 1999 with the stockholders of RX Technology, Inc. Pursuant to that transaction, and to consummate the private placement of shares of our common stock in order to raise capital for our use on a post-acquisition basis, we issued 1,830,000 shares of our common stock at $1.75 per share raising total aggregate gross offering proceeds of $3,202,500. These shares were offered and sold solely to accredited investors. This transaction was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption provided by Section 4(2) of the Act, as a transaction not involving any public offering and were claimed as exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Act. The shares of common stock were issued as restricted securities and the certificates were stamped with a restrictive legend to prevent any resale without registration under the Act or in compliance with an exemption therefrom.

    On March 24, 2000 we offered and sold additional shares of our common stock to some of our existing shareholders on the same terms and conditions as the private placement we consummated on February 16, 2000. Pursuant to this additional offering, we issued an additional 196,870 shares of our common stock at $1.75 per share raising additional total aggregate gross offering proceeds of $344,525. These shares were offered and sold solely to accredited investors. This transaction was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption provided by Section 4(2) of the Act, as a transaction not involving any public offering and were claimed as exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Act. The shares of common stock were issued as restricted securities and the certificates were stamped with a restrictive legend to prevent any resale without registration under the Act or in compliance with an exemption therefrom.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


       EXHIBIT
       NUMBER                                   DESCRIPTION
       -------                                  -----------
         2.0            Agreement and Plan of Reorganization between RX Technology,
                          Inc. and Valley Excavation and Trucking, Inc. dated
                          December 27, 1999.**

         3.0            Articles of Incorporation of Valley Excavation and Trucking,
                          Inc. dated September 26, 1997.**

         3.1            Amended Articles of Incorporation of Valley Excavation and
                          Trucking, Inc. dated February 17, 2000.**

         3.2            Articles of Incorporation of RX Technology, Inc. dated
                          December 22, 1993.**

         3.3            Amended and Restated Articles of Incorporation dated
                          February 7, 1997.**

         3.4            Amended and Restated Articles of Incorporation of Rx
                          Technology, Inc. dated February 7, 1997.**

         3.5            Bylaws of the Registrant dated September 26, 1997.**

         4.0            Form of Warrant Agreement with Interwest Transfer Co.,
                          Inc.**

         4.1            Specimen Form of Common Stock Purchase Warrant.**

         4.2            Specimen Form of Common Stock Certificate.**

         5.0            Opinion of Gregory Bartko, Esq. dated August   , 2000.*

        10.0            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Outer Limits.**

        10.1            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Vortex.**

        10.2            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding The
                          Beast.**

        10.3            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Taxi.**

        10.4            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Stealth.**

        10.5            Agreement Between RX Technology, Inc. and Six Flags
                          St. Louis, a division of Six Flags Theme Parks, Inc. dated
                          February 14, 2000.**

        10.6            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000.**

        10.7            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding The Riddler.**

        10.8            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Wile E. Coyote.**

        10.9            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Goliath.**

        10.10           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Eagle.**

        10.11           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Spacely Sprockets.**

        10.12           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Shockwave.**

       EXHIBIT
       NUMBER                                   DESCRIPTION
       -------                                  -----------
        10.13           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Batman The Ride.**

        10.14           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Raging Bull.**

        10.15           Products and Services Agreement Between The Poloroid
                          Corporation and RX Technology, Inc. dated November 5,
                          1998.**

        10.16           Services Agreement by and among Poloroid Corporation,
                          LEGOLAND California and RX Technology, Inc. dated
                          December 10, 1998.**

        10.17           Services Agreement by and among Poloroid Corporation,
                          LEGOLAND California and RX Technology, Inc. dated
                          December 10, 1998 Regarding Joust.**

        10.18           License Agreement Between Six Flags Great Adventure, a
                          division of Six Flags Theme Parks, Inc. and
                          RX Technology, Inc. dated January 22, 1999 Regarding
                          Chiller.**

        10.19           License Agreement Between Six Flags Great Adventure, a
                          division of Six Flags Theme Parks, Inc. and
                          RX Technology, Inc. dated January 22, 1999 Regarding
                          Medusa.**

        10.20           Amendment One To License Agreement between Park Management
                          Corp., Inc. and RX Technology, Inc. dated April 12, 1999
                          Regarding Marine World.**

        10.21           Agreement Between RX Technology, Inc. and Tren de la
                          Costa, S.A. dated May 5, 1997 Regarding Boomerang.**

        10.22           Agreement Between RX Technology, Inc. and Tren de la
                          Costa, S.A. dated May 5, 1997 Regarding Dragon.**

        10.23           Agreement Between RX Technology, Inc. and Silverwood dated
                          April 22, 1999 Regarding Tremors.**

        10.24           Agreement Between RX Technology, Inc. and Visionland dated
                          February 4, 1999 Regarding Rapid River.**

        10.25           Agreement Between RX Technology, Inc. and Kennywood
                          Entertainment Partners, L.P. dated December 15, 1999
                          Regarding Log Jammer.**

        10.26           Agreement Between RX Technology, Inc. and North Myrtle Beach
                          Grand Prix, LLC dated January 21, 2000 Regarding Crazy
                          Horse.**

        10.27           Agreement Between RX Technology, Inc. and North Myrtle Beach
                          Grand Prix, LLC dated January 21, 2000 Regarding Big
                          Splash.**

        10.28           Agreement Between The Great Escape Theme Park, LLC, a
                          division of Premier Parks, Inc. and RX Technology, Inc.
                          dated April 1, 2000 Regarding Alpine Bobsled.**

        10.29           Agreement Between The Great Escape Theme Park, LLC, a
                          division of Premier Parks, Inc. and RX Technology, Inc.
                          dated April 1, 2000 Regarding Comet and Front Gate.**

        10.30           Agreement Between Frontier City Theme Park, a division of
                          Six Flags Theme Parks, Inc. and RX Technology, Inc. dated
                          January 13, 2000 Regarding Wildcat and Front Gate.**

        10.31           Agreement Between Frontier City Theme Park, a division of
                          Six Flags Theme Parks, Inc. and RX Technology, Inc. dated
                          January 13, 2000 Regarding Renegade Rapids.**

        10.32           Agreement Between Oakmont Financial Services and
                          RX Technology, Inc. dated July 17, 1997.**

        10.33           Business Equipment Lease Between Imperial Business Credit
                          and RX Technology, Inc. dated January 15, 1997.**

        10.34           Equipment Lease Agreement Between Sony Electronics and
                          RX Technology, Inc. dated July 9, 1997.**

       EXHIBIT
       NUMBER                                   DESCRIPTION
       -------                                  -----------
        10.35           Equipment Lease Agreement Between Sony Electronics and
                          RX Technology, Inc. dated June 3, 1997 and Assignments
                          Thereof.**

        10.36           Agreement Between RX Technology, Inc. and Ventas Y Servicios
                          Al Consumidor S.A. De C.V. dated March 22, 2000.**

        10.37           Agreement Between RX Technology Europe Limited and Rx
                          Technology, Inc. dated January 25, 2000.**

        10.38           Promissory Note dated June 9, 2000.**

        10.39           Employment Agreement Between RX Technology Holdings, Inc.
                          and Douglas A. Dunbar dated May 8, 2000.**

        10.40           Promissory Note by RX Technology Holdings, Inc. dated
                          June 23, 2000.**

        10.41           Promissory Note by D. Rex Gay dated March 29, 2000.**

        10.42           Promissory Note by The Digital Photo Store dated March 29,
                          2000.**

        21.0            Subsidiary of the Registrant.**

        23.0            Consent of Wegmann-Dazet & Co., certified public
                          accountants, dated June 12, 2000.**

        23.1            Consent of Pritchett, Siler & Hardy, P.C., certified public accountants, dated June 16, 2000.**

        24.0            Power of Attorney (included in Part II of the Registration
                          Statement under the caption "Signatures")**

        27.0            Financial Data Schedule.


------------------------

*   To be filed by amendment

**  Previously filed

ITEM 28. UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City in Mandeville, Louisiana on July 27, 2000.


                                                       RX TECHNOLOGY HOLDINGS, INC.

                                                       By:  /s/ DONALD REX GAY
                                                            -----------------------------------------
                                                            Donald Rex Gay,
                                                            CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Donald Rex Gay with the full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Company deems appropriate, and appoints Donald Rex Gay with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


                        NAME                                       CAPACITY                  DATE
                        ----                                       --------                  ----
                 /s/ DONALD REX GAY
     -------------------------------------------       Chairman, president and chief     July 27, 2000
                   Donald Rex Gay                        executive officer and director

                /s/ DR. CHRIS MARVELL
     -------------------------------------------       Director                          July 27, 2000
                  Dr. Chris Marvell

                   /s/ D.A. DUNBAR
     -------------------------------------------       Vice-president and chief          July 27, 2000
                     D.A. Dunbar                         financial officer

               /s/ RICHARD F. GOVATSKI
     -------------------------------------------       Director                          July 27, 2000
                 Richard F. Govatski

                                 RX TECHNOLOGY
                                    EXHIBITS


      EXHIBITS
---------------------
         2.0            Agreement and Plan of Reorganization between RX Technology,
                          Inc. and Valley Excavation and Trucking, Inc. dated
                          December 27, 1999.**

         3.0            Articles of Incorporation of Valley Excavation and Trucking,
                          Inc. dated September 26, 1997.**

         3.1            Amended Articles of Incorporation of Valley Excavation and
                          Trucking, Inc. dated February 17, 2000.**

         3.2            Articles of Incorporation of RX Technology, Inc. dated
                          December 22, 1993.**

         3.3            Certificate of Amendment of Articles of Incorporation of RX
                          Technology, Inc. dated January 5, 1995.**

         3.4            Amended and Restated Articles of Incorporation of Rx
                          Technology, Inc. dated February 7, 1997.**

         3.5            Bylaws of the Registrant dated September 26, 1997.**

         4.0            Form of Warrant Agreement with Interwest Transfer Co.,
                          Inc.**

         4.1            Specimen Form of Common Stock Purchase Warrant.**

         4.2            Specimen Form of Common Stock Certificate.**

         5.0            Opinion of Gregory Bartko, Esq. dated August   , 2000.*

        10.0            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Outer Limits.**

        10.1            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Vortex.**

        10.2            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding The
                          Beast.**

        10.3            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Taxi.**

        10.4            Concession Lease Agreement between Paramount Parks, Inc. and
                          RX Technology, Inc. dated February 15, 2000 Regarding
                          Stealth.**

        10.5            Agreement Between RX Technology, Inc. and Six Flags
                          St. Louis, a division of Six Flags Theme Parks, Inc. dated
                          February 14, 2000.**

        10.6            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000.**

        10.7            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding The Riddler.**

        10.8            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Wile E. Coyote.**

        10.9            License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Goliath.**

        10.10           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Eagle.**

        10.11           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Spacely Sprockets.**

      EXHIBITS
---------------------
        10.12           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Shockwave.**

        10.13           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Batman The Ride.**

        10.14           License Agreement Between RX Technology, Inc. and Six Flags
                          Magic Mountain, a division of Six Flags Theme Parks, Inc.
                          dated January 1, 2000 Regarding Raging Bull.**

        10.15           Products and Services Agreement Between The Poloroid
                          Corporation and RX Technology, Inc. dated November 5,
                          1998.**

        10.16           Services Agreement by and among Poloroid Corporation,
                          LEGOLAND California and RX Technology, Inc. dated
                          December 10, 1998.**

        10.17           Services Agreement by and among Poloroid Corporation,
                          LEGOLAND California and RX Technology, Inc. dated
                          December 10, 1998 Regarding Joust.**

        10.18           License Agreement Between Six Flags Great Adventure, a
                          division of Six Flags Theme Parks, Inc. and
                          RX Technology, Inc. dated January 22, 1999.**

        10.19           License Agreement Between Six Flags Great Adventure, a
                          division of Six Flags Theme Parks, Inc. and
                          RX Technology, Inc. dated January 22, 1999 Regarding
                          Medusa.**

        10.20           Amendment One To License Agreement between Park Management
                          Corp., Inc. and RX Technology, Inc. dated April 12, 1999
                          Regarding Marine World.**

        10.21           Agreement Between RX Technology, Inc. and Tren de la
                          Costa, S.A. dated May 5, 1997 Regarding Boomerang.**

        10.22           Agreement Between RX Technology, Inc. and Tren de la
                          Costa, S.A. dated May 5, 1997 Regarding Dragon.**

        10.23           Agreement Between RX Technology, Inc. and Silverwood dated
                          April 22, 1999 Regarding Tremors.**

        10.24           Agreement Between RX Technology, Inc. and Visionland dated
                          February 4, 1999 Regarding Rapid River.**

        10.25           Agreement Between RX Technology, Inc. and Kennywood
                          Entertainment Partners, L.P. dated December 15, 1999
                          Regarding Log Jammer.**

        10.26           Agreement Between RX Technology, Inc. and North Myrtle Beach
                          Grand Prix, LLC dated January 21, 2000 Regarding Crazy
                          Horse.**

        10.27           Agreement Between RX Technology, Inc. and North Myrtle Beach
                          Grand Prix, LLC dated January 21, 2000 Regarding Big
                          Splash.**

        10.28           Agreement Between The Great Escape Theme Park, LLC, a
                          division of Premier Parks, Inc. and RX Technology, Inc.
                          dated April 1, 2000 Regarding Alpine Bobsled.**

        10.29           Agreement Between The Great Escape Theme Park, LLC, a
                          division of Premier Parks, Inc. and RX Technology, Inc.
                          dated April 1, 2000 Regarding Front Gate.**

        10.30           Agreement Between Frontier City Theme Park, a division of
                          Six Flags Theme Parks, Inc. and RX Technology, Inc. dated
                          January 13, 2000 Regarding Wildcat and Renegade Rapids.**

        10.32           Agreement Between Oakmont Financial Services and
                          RX Technology, Inc. dated July 17, 1997.**

        10.33           Business Equipment Lease Between Imperial Business Credit
                          and RX Technology, Inc. dated January 15, 1997.**

      EXHIBITS
---------------------
        10.34           Equipment Lease Agreement Between Sony Electronics and
                          RX Technology, Inc. dated July 9, 1997.**

        10.35           Equipment Lease Agreement Between Sony Electronics and
                          RX Technology, Inc. dated June 3, 1997 and Assignments
                          Thereof.**

        10.36           Agreement Between RX Technology, Inc. and Ventas Y Servicios
                          Al Consumidor S.A. De C.V. dated March 22, 2000.**

        10.37           Agreement Between RX Technology Europe Limited and Rx
                          Technology, Inc. dated January 25, 2000.**

        10.38           Promissory Note dated June 9, 2000.**

        10.39           Employment Agreement Between RX Technology Holdings, Inc.
                          and Douglas A. Dunbar dated May 8, 2000.**

        10.40           Promissory Note by RX Technology Holdings, Inc. dated
                          June 23, 2000.**

        10.41           Promissory Note by D. Rex Gay dated March 29, 2000.**

        10.42           Promissory Note by The Digital Photo Store dated March 29,
                          2000.**

        21.0            Subsidiary of the Registrant.**

        23.0            Consent of Wegmann-Dazet & Co., certified public
                          accountants, dated June 12, 2000.**

        23.1            Consent of Pritchett, Siler & Hardy, P.C., certified public accountants, dated June 16, 2000.**

        27.0            Financial Data Schedule.


------------------------

*   To be filed by amendment

**  Previously filed